UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if the other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT
AND NOTICE OF
2025 ANNUAL MEETING
OF SHAREHOLDERS

Annual Meeting of Shareholders
March 11, 2025, 10:00 a.m. Eastern Daylight Time

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED JANUARY 8, 2025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Items of Business:

1. Election of eleven directors for a term of one year

2. Approval of an amendment to our Amended and Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”), to reduce the size of the Board to a range of nine to eleven directors

3. Approval of an amendment to our Certificate of Incorporation to provide for the exculpation of certain of our officers from breaches of fiduciary duty to the extent permitted by Delaware law

4. Advisory vote on executive compensation

5. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025

6. Any other matters that properly come before the meeting

MEETING INFORMATION

Date:   March 11, 2025

Time:   10:00 a.m. Eastern Daylight Time

Place:  Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

WHO MAY VOTE

You can vote if you were a stockholder at the close of business on January 21, 2025, the record date.

MATERIALS TO REVIEW

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2024 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, at the following website: http://www.astproxyportal.com/ast/03170

Your vote is extremely important. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Most stockholders are unable to attend the Annual Meeting. Even if you do plan to attend the Annual Meeting, we urge you to promptly vote by using the enclosed proxy card to vote by telephone or the Internet. You may also sign, date and return the proxy card in the postage-paid envelope provided. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this Proxy Statement and on the proxy card.

If you have any questions or need help voting your shares, please call the firm assisting us with the proxy solicitation:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

This Proxy Statement is dated January [ ], 2025
and is being mailed with the form of proxy on or shortly after January [ ], 2025.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 11, 2025 at 10:00 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2024 Annual Report on Form 10-K and Annual Report to Stockholders will be available online at http://www.astproxyportal.com/ast/03170.

By Order of the Board of Directors Seth L. Kaplan Senior Vice President, General Counsel and Secretary
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TABLE OF CONTENTS

Proxy Statement Summary	4

About the Meeting	10

Proposal 1 – Election of Directors	16

Corporate Governance	25

Stock Ownership	32

Proposal 2 – Approval of an Amendment to Our Certificate of Incorporation to Reduce the Size of the Board	34

Proposal 3 – Approval of an Amendment to Our Certificate of Incorporation to Provide for the Exculpation of Certain Officers from Breaches of Fiduciary Duty as Permitted by Delaware Law	36

Executive Compensation	38

Proposal 4 – Advisory Vote Regarding Executive Compensation	91

Audit Committee Report	92

Proposal 5 – Ratification of Independent Registered Public Accounting Firm	93

Certain Relationships and Related Person Transactions	95

Financial Statements	96

Delinquent Section 16(a) Reports	96

Miscellaneous Information	96

Appendix A	A-1

Appendix B	B-1

Appendix C	C-1
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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
1. Election of eleven directors for a term of one year	FOR	16
2. Approval of an Amendment to our Certificate of Incorporation to reduce the size of the Board to a range of nine to eleven directors	FOR	34
3. Approval of an Amendment to our Certificate of Incorporation to provide for the exculpation of certain officers from breaches of fiduciary duty to the extent permitted by Delaware law	FOR	36
4. Advisory vote on executive compensation	FOR	91
5. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025	FOR	93

COMPOSITION OF BOARD OF DIRECTORS

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The following table provides summary information about each nominee for election at the Annual Meeting. Each nominee is currently a director on our Board. For more detailed information about our directors, see “Proposal 1–Election of Directors” on page 16.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Henry A. Alpert	77	1995	President, Spartan Petroleum Corp.		Nominating and Corporate Governance (NCG), Finance
Jerome L. Coben	80	2020	Retired Partner, Skadden, Arps, Slate, Meagher and Flom LLP		Compensation, Finance
H. C. Charles Diao	67	2022	Senior Vice President, Finance and Corporate Treasurer, Bally’s Corporation		Finance
Louis J. Grabowsky	73	2015	Founder and principal of Juniper Capital Management		Audit
Lacy M. Johnson	72	2019	Partner, Public Affairs Strategies Group, Taft Stettinius & Hollister LLP		Compensation, NCG
Ronald J. Kramer	66	1993	Chief Executive Officer and Chairman of the Board, Griffon Corporation
James W. Sight	69	2019	Private Investor		Audit
Samanta Hegedus Stewart	49	2018	Former Investor Relations Executive		Compensation, NCG
Kevin F. Sullivan	71	2013	Retired Executive		Audit, Finance
Michelle L. Taylor	56	2022	Vice President, Supply Chain, NiSource Inc.		Audit
Cheryl L. Turnbull	64	2018	Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University		Compensation
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GOVERNANCE HIGHLIGHTS

We recognize that strong corporate governance contributes to long-term shareholder value. We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy. Our corporate governance practices include the items below:

Recent Changes
•	In 2022, we committed that, by 2025, 40% of our independent directors would be women or persons of color. We met this goal in 2024.
•	In 2022 we began the transition to declassify our Board. Our Board was fully declassified by 2024.
•

In this proxy statement we are asking shareholders to approve an amendment to our charter to reduce the size of our Board from a range of twelve to fourteen directors to a range of nine to eleven directors.

Independence

•     Every member of the Board except our CEO is independent

•     Strong independent Lead Director with clearly delineated duties

•     All standing Board Committees composed entirely of independent directors

•     Independent directors hold regular executive sessions at the Board and Committee levels

Best Practices

•     Annual shareholder outreach program

•     Proactive Board that is responsive to shareholder feedback

•     Diverse Board in terms of gender, ethnicity, and specific skills and qualifications

•     Regular Board refreshment (5 of 11 directors being nominated for re-election have joined the Board since 2019)

•     Strategy and risk oversight by full Board and Committees

•     Periodic changes to membership of standing Board Committees

•     Long-standing commitment to sustainability and corporate social responsibility

•     Robust stock ownership guidelines for executive officers and nonemployee directors

Accountability

•     Annual Board and Committee self-evaluations, including individual Board member evaluation

•     A substantial portion of compensation paid to our NEOs is performance-based

•     Clawback policy that applies to our short and long-term incentive plans

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2024 PERFORMANCE SNAPSHOT

Our 2024 operating results continue to reflect the impact of the strategic actions taken to strengthen Griffon and position ourselves for additional growth and increased profitability, while providing the flexibility to return substantial capital to shareholders.

Our business model is delivering results
We generated record adjusted EBITDA and adjusted earnings per share (EPS), and substantial free cash flow, in fiscal 2024. Our fiscal 2024 free cash flow of $326 million allowed us to return a record $310 million to shareholders through a combination of dividends and share repurchases without increasing our net debt to EBITDA leverage ratio,(1) which was 2.6x at the end of both fiscal 2024 and fiscal 2023. Our strong balance sheet, coupled with our solid free cash flow and proven ability to access the capital markets, provides flexibility to return capital to shareholders, reduce debt and/or pursue strategic acquisitions.

FISCAL YEAR 2024 RESULTS OVERVIEW

$514 M
ADJUSTED EBITDA(2)(3)
+$8M vs. '23

$5.12
ADJUSTED EPS (2)(4)
+$0.58 vs. '23

$326 M
FREE CASH FLOW(2)(5)
-$63M vs. '23

3-YEAR COMPOUNDED ANNUAL GROWTH RATES (CAGR)

28%
ADJUSTED EBITDA

45%
ADJUSTED EPS

114%
FREE CASH FLOW

3-YEAR TOTAL SHAREHOLDER RETURN

For 3-years ending December 31, 2024

197%

(1)	See Appendix A for the calculation of our net debt to EBITDA leverage ratio as of September 30, 2024 and September 30, 2023, which is calculated based on the applicable covenant in Griffon’s credit agreement.

(2)	On a continuing operations basis; excludes the results of the Telephonics business which was classified as discontinued operations in our Annual Report on Form 10-K filed on November 17, 2021.

(3)	For a reconciliation of Income (loss) before taxes from continuing operations to adjusted EBITDA (defined as segment adjusted EBITDA less unallocated amounts, excluding depreciation) for each of 2024, 2023, 2022 and 2021, see Appendix A to this Proxy Statement. Income (loss) before taxes from continuing operations was $296.7 million for 2024, $112.7 million for 2023, ($270.9) million for 2022, and $110.0 million for 2021.

(4)	For a reconciliation of Earnings (loss) per share from continuing operations to adjusted Earnings per share from continuing operations for each of 2024, 2023, 2022 and 2021, see Appendix A to this Proxy Statement. Earnings (loss) per share from continuing operations was $4.23 for 2024, $1.42 for 2023, $(5.57) for 2022, and $1.32 for 2021.

(5)	For a reconciliation of net cash provided by operating activities from continuing operations to free cash flow for each of 2024, 2023, 2022 and 2021, see Appendix A to this Proxy Statement. Net cash from operating activities was $380.0 million for 2024, $431.8 million for 2023, $59.2 million for 2022, and $69.8 million for 2021.
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EXECUTIVE COMPENSATION HIGHLIGHTS

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. We believe our compensation practices and our overall level of executive compensation reflect our commitment to performance-based pay.

We provide highlights of our compensation program below. Please review our Compensation Discussion and Analysis and compensation-related tables beginning on page 38 of this Proxy Statement for a complete understanding of our compensation program.

Compensation program highlights
•	Based on shareholder feedback,

	-	our CFO and General Counsel now receive restricted stock grants with the same performance metrics and goals as the CEO and COO

	-	beginning in fiscal 2022, we included free cash flow as a component of our long-term cash incentive program for our NEOs

	-	beginning in fiscal 2022, we included return on invested capital as a performance measure for equity grants to our CEO and COO

•

For fiscal 2023 and fiscal 2024, we used three different performance metrics as the basis for our short-term cash program, with weightings of 75% assigned to EBITDA, 15% assigned to working capital and 10% assigned to ESG

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PERFORMANCE-BASED COMPENSATION STRUCTURE

Note: equity awards are based upon grant date value

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ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after January [ ], 2025, this Proxy Statement is being mailed to stockholders who were stockholders as of the January 21, 2025 record date, as part of the Board of Directors’ solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2024 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon,” the “Company,” “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2024 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about January [ ], 2025 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of eleven directors for a term of one year

2.	The approval of an amendment to our Certificate of Incorporation to reduce the size of the Board from a range of twelve to fourteen directors to a range of nine to eleven directors

3.	The approval of an amendment to our Certificate of Incorporation to provide for the exculpation of certain officers from breaches of fiduciary duty to the extent permitted by Delaware law

4.	An advisory vote on executive compensation

5.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025

We do not expect you to vote on any other matters at the meeting.

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Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on January 21, 2025. Each share of stock is entitled to one vote.

How does the Board recommend I vote on each of the proposals?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AS FOLLOWS:

•	“FOR” THE ELECTION OF EACH OF THE ELEVEN DIRECTORS LISTED IN THIS PROXY STATEMENT UNDER PROPOSAL 1

•	“FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE SIZE OF OUR BOARD OF DIRCTORS FROM A RANGE OF TWELVE TO FOURTEEN DIRECTORS TO A RANGE OF NINE TO ELEVEN DIRECTORS UNDER PROPOSAL 2

•	“FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OF OUR OFFICERS FROM BREACHES OF FIDUCIARY DUTY AS PERMITTED BY DELAWARE LAW UNDER PROPOSAL 3

•	“FOR” THE NON-BINDING, ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION UNDER PROPOSAL 4

•	“FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE CURRENT FISCAL YEAR UNDER PROPOSAL 5

All valid proxies will be voted as the Board unanimously recommends, unless otherwise specified. A shareholder may revoke a proxy before the proxy is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy, by casting a new vote by telephone or the Internet or by attending the Annual Meeting in person and voting the shares the proxy represents at the Annual Meeting.

Can a Shareholder Raise Other Business at the Annual Meeting?

Under our governing documents, no other business may be raised by a shareholder at the Annual Meeting unless proper and timely notice has been given to us by the shareholder seeking to bring such business before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named on the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

How do I vote?

VOTING BY PROXY

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions

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on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively, such stockholders who receive a paper proxy card may vote by mail by signing and returning the proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

VOTING AT THE MEETING

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

It is extremely important that your shares be represented and voted at the Annual Meeting. If you have any questions or need assistance voting, please call Innisfree, our proxy solicitor, at (212) 750-5833 (call collect) or (877) 800-5182 (toll-free from the U.S. and Canada).

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy card with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

If you sign and return a proxy card, but do not include voting instructions, your shares will be voted FOR the election of the nominee directors, FOR the approval of the amendment to our Certificate of Incorporation to reduce the size of our Board of Directors from a range of twelve to fourteen directors to a range of nine to eleven directors, FOR the approval of the amendment to our Certificate of Incorporation to provide for the exculpation of certain of our officers from breaches of fiduciary duty as permitted by Delaware law, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

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What does it mean if I receive more than one proxy card?

If you receive multiple Proxy Statements or proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every proxy card or voting instruction form you receive. Only the latest dated proxy you submit will be counted.

We recommend that, at some point, you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company, LLC (“Equiniti”) and their telephone number is 718-921-8200.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2024 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees, and conserves natural resources. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2024 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement or our 2024 Annual Report, stockholders may write or call our proxy solicitor at the following address and telephone number:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

Stockholders who are the beneficial, but not the record, holder of shares of Griffon stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy, unless you attend the meeting and vote in person.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Under applicable NYSE rules, brokerage firms generally have the authority to vote customers’ shares on certain “routine” matters, including the ratification of the independent registered public accounting firm. At our meeting, these shares will be counted as voted by the brokerage firm with respect to the ratification of the independent registered public accounting firm in proposal five.

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Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one, two, three and four are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases in which you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a proxy card in the mail, by mailing a completed proxy card. Shares owned by ESOP participants may NOT be voted in person at the Annual Meeting.

Equiniti will tabulate the votes of participants in the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Principal Financial Services, Inc., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. Equiniti will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly submit your proxy. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of January 21, 2025 must be present at the meeting. This is referred to as a quorum. On January 21, 2025, there were [                    ] shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, so the eleven director nominees receiving the most votes will be elected. You may vote “FOR” up to eleven nominees to the Board, or you may WITHHOLD authority with respect to all nominees or one or more nominees. Broker non-votes will have no impact on the outcome of the vote.

What vote is required to approve the amendment to our Certificate of Incorporation to reduce the size of the Board of Directors?

Approval of the proposed amendment to our Certificate of Incorporation to reduce the size of the Board of Directors requires the favorable vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of our capital stock. This means that the holders of at least 66-2/3% of our outstanding common stock must vote “FOR” the amendment for this proposal to pass. If you fail to vote or fail to instruct your broker or other nominee to vote, or abstain from voting on this proposal, it will have the same effect as a vote AGAINST such proposal.

What vote is required to approve the amendment to our Certificate of Incorporation to provide for the exculpation of officers?

Approval of the proposed amendment to our Certificate of Incorporation to provide for the exculpation of officers from breaches of fiduciary duty to the extent permitted by Delaware law requires the favorable vote of the holders of at least a majority of the total voting power of all outstanding shares of our capital stock. This means that the holders of over 50% of our outstanding common stock must vote “FOR” the amendment for this proposal to pass. If you fail to vote or fail to instruct your broker or other nominee to vote, or abstain from voting on this proposal, it will have the same effect as a vote AGAINST such proposal.

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Why did our Board of Directors approve an amendment to our Bylaws?

The Board approved a corresponding amendment to our Amended and Restated Bylaws (“Bylaws”) to reduce the size of the Board as described above, which would only become effective upon shareholder approval of the amendment to our Certificate of Incorporation to reduce the size of the Board of Directors. Pursuant to Delaware law and our Amended and Restated Bylaws, the amendment to our Bylaws is not subject to stockholder approval. The text of the amendment to our Bylaws is set forth on page 35 in the Section setting forth Proposal 2.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will have the same impact as a vote against this proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will have the same impact as a vote against this proposal.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Summary

We have the right board to continue executing on Griffon’s strategy to drive margin expansion and growth. We believe that our Board is composed of individuals who collectively possess the right mix of skills, qualifications, and experience to promote shareholder interests and oversee management as it executes on its strategic plans and positions Griffon for future growth and increased profitability.

Our Certificate of Incorporation currently provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors. Our Board was previously divided into three classes, with the term of each class expiring in successive years. In 2022, we amended our Certificate of Incorporation to eliminate our classified structure over the course of two years. Each director is now elected for a one-year term.

Our Board of Directors now consists of twelve directors as set forth below. Eleven of our current twelve directors have been nominated for re-election at the 2025 Annual Meeting of Stockholders. Victor Eugene Renuart, who has served on our Board since 2014, will be retiring from the Board of Directors effective as of the conclusion of the election of directors at our 2025 Annual Meeting and accordingly is not being nominated for re-election.

GRIFFON’S CURRENT BOARD OF DIRECTORS

Members of the Board (To Serve Until the Annual Meeting of Stockholders in 2025)	Henry A. Alpert
Jerome L. Coben
H. C. Charles Diao
Louis J. Grabowsky
Lacy M. Johnson
Ronald J. Kramer
General Victor Eugene Renuart (USAF Ret.)
James W. Sight
Samanta Hegedus Stewart
Kevin S. Sullivan
Michelle L. Taylor
Cheryl L. Turnbull

Under Proposal 2 contained in this Proxy Statement, shareholders are being asked to approve an amendment to our Certificate of Incorporation to reduce the size of the Board from a range of twelve to fourteen directors to a range of nine to eleven directors. If this amendment is approved by shareholders, the size of the Board will be fixed at eleven directors immediately following the 2025 Annual Meeting of Shareholders. Should this amendment not be approved by shareholders, the size of the Board will remain at twelve directors and the Board will fill the existing vacancy on the Board in due course in accordance with the terms of our Bylaws.

Director Diversity

Our directors have a diverse mix of backgrounds, qualifications, skills and experiences that we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy. We have a balance of

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new and tenured directors, reflecting our commitment to proactive Board refreshment. Based on the expected composition of our Board immediately following the 2025 Annual Meeting of Shareholders:

•	The average age of our directors is 68 years and the median tenure is 6 years

•	10 of our 11 directors, or 91%, are independent

•	45% of our directors are women or persons of color

The charts below provide additional information regarding our Board.

Board Composition

We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated requirements of the Board. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

The following matrix provides information regarding certain qualifications and experience possessed by the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

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	Public Company Leadership (CEO/ Board)	Senior Leadership (C-Suite Executive or equivalent)	Operations Management	Relevant Industry Experience	Business Owner	Financial, Transactional, Accounting	Investment Asset Management	Legal
Alpert
Coben
Diao
Grabowsky
Johnson
Kramer
Sight
Stewart
Sullivan
Taylor
Turnbull
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DIRECTOR BIOGRAPHIES Each nominee for election at the 2025 Annual Meeting of Shareholders currently serves on our Board.

Henry A. Alpert Age: 77 Independent Director Since: 1995 Committee: Nominating and Corporate Governance + Finance

Mr. Henry A. Alpert has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, since 1985. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ: BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund stockholders, and experience in operations.

Jerome L. Coben Age: 80 Lead Independent Director Since: 2020 Committee: Compensation + Finance

Mr. Jerome L. Coben has been a director since 2020. For almost four decades, Mr. Coben was a corporate lawyer focusing on mergers and acquisitions, securities and finance matters and other business transactions. Mr. Coben co-founded the Los Angeles office of Skadden, Arps, Slate, Meagher and Flom LLP in 1983 and remained a partner at Skadden until his retirement from the practice of law in 2008, having served on various national firm management committees. From 2009 to 2011, Mr. Coben was a partner at the Zeughauser Group, a firm that provides management consulting services to law firms. Mr. Coben has served as a director of both public and private corporations and has occupied leadership roles with a variety of non-profit and community organizations, and continues to serve in similar roles today. Through his representation of countless public and private companies in connection with a wide variety of corporate and governance matters and business transactions, Mr. Coben brings to the Board a wealth of experience in advising public and private companies regarding corporate legal matters.

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H. C. Charles Diao Age: 67 Independent Director Since: 2022 Committee: Finance

Mr. H. C. Charles Diao has been a Director since February 2022. Since June 2023 Mr. Diao has served as Senior Vice President, Finance and Corporate Treasurer at Bally’s Corporation (NYSE: BALY), an international gaming and interactive entertainment company, with responsibility for and management of corporate finance, global treasury operations, tax, risk management/insurance, and capital markets. From 2012 until 2021, Mr. Diao was Senior Vice President of Finance and Corporate Development and Corporate Treasurer at DXC Technology Company (NYSE: DXC) and Vice President and Corporate Treasurer of its predecessor, Computer Sciences Corporation. From 2008 to 2012, and from 2021 to 2023, Mr. Diao provided strategic and M&A advisory services to corporate clients, and from 2008 to 2012 Mr. Diao was CIO of an investment management firm that managed alternative investments on behalf of institutional family offices. Mr. Diao was formerly a Senior Managing Director at Bear Stearns & Co. where he was Group Head of Special Situations Credit, a partner within the firm’s TMT investment banking practice and a member of the firm’s Investment Banking Committee and IPO Committee. Prior to that, Mr. Diao was Group Head of the Telecom & Media Group at Prudential Securities Inc. where he began his career in mergers & acquisitions and in the Merchant Banking group. Mr. Diao has served on the board of directors of Turning Point Brands, Inc. (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, since 2012, where he is currently Chairman of the Audit Committee and a member of the Nominating and ESG Committee. Mr. Diao has served on the board of directors of Synechron Holdings Ltd., a global provider of digital transformation and technology consulting services focused on major financial institutions, since 2022, where he is currently Chair of the Nominating and Corporate Governance Committee. Mr. Diao also served as a member of the board of directors of television broadcaster and digital media company Media General Inc. (formerly NYSE: MEG), the successor via merger to New Young Broadcasting Holdings Inc., from August 2012 until January 2017. Mr. Diao has been an executive officer at numerous corporations and brings to the Board significant experience in finance and banking.

Louis J. Grabowsky Age: 73 Independent Director Since: 2015 Committee: Audit

Mr. Louis J. Grabowsky has been a Director since 2015. He is a founder and principal of Juniper Capital Management, a financial sponsor that provides capital to high growth potential but under-resourced U.S. entrepreneurial companies. Prior to founding Juniper Capital, Mr. Grabowsky was a partner at Grant Thornton LLP from 2002 to 2014, serving as Chief Operating Officer from 2009 to 2013 and Senior Advisor, Operations from 2013 until his retirement in July 2014. Mr. Grabowsky currently serves on the boards of various portfolio companies in which Juniper Capital is an investor. From 2015 to 2019, Mr. Grabowsky served on the Board of Directors of Cambrex Corporation (NYSE: CBM). Mr. Grabowsky brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

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Lacy M. Johnson Age: 72 Independent Director Since: 2019 Committee: Compensation + Nominating & Corporate Governance

Mr. Lacy M. Johnson has been a director since 2019. In 2021 Mr. Johnson joined the law firm Taft Stettinius & Hollister LLP, where he is a partner in the Public Affairs Strategies Group and partner-in-charge of the firm’s Washington D.C. office. From 1993 to February 2021, Mr. Johnson was a partner with the law firm of Ice Miller LLP, where his primary practice areas focused on public affairs services and he served as co-chair of the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. He is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. Mr. Johnson serves on the Board of Directors of Kemper Corporation (NYSE: KMPR). As a practicing attorney for over twenty years, Mr. Johnson brings to the Board broad experience and insight in various aspects of business law; in addition, Mr. Johnson’s background in public affairs and government relations brings a unique perspective to the Board.

Ronald J. Kramer Age: 66 Chairman and CEO, Griffon Since: 1993 Committee: N/A

Mr. Ronald J. Kramer has been our Chief Executive Officer since April 2008, a director since 1993 and Chairman of the Board since January 2018. Mr. Kramer was Vice Chairman of the Board from 2003 until January 2018. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He currently serves on the Board of Directors of Entain plc (LSE: ENT), and is also a member of the Board of Directors of Franklin BSP Capital Corporation and Franklin BSP Private Credit Fund. Mr. Kramer has been a senior executive officer of a number of corporations and brings to the Board extensive experience in all aspects of finance and business transactions.

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James W. Sight Age: 69 Independent Director Since: 2019 Committee: Audit*

Mr. James W. Sight has been a Director since 2019. He is currently on the Board of Fiduciary Benchmarks Insights, LLC, an independent, private company that provides consulting services to the retirement plan industry. Mr. Sight has been a private investor for over twenty-five years, serving on the boards of numerous public companies, including most recently ImageWare Systems, Inc. (OTCQB: IWSY) from May 2021 to September 2021 and Photomedex, Inc. (formerly NASDAQ: PHMD) from 2010 through 2015. Mr. Sight has over two decades of experience in corporate restructurings and financings, having advised both public companies and creditors in these areas serving as a board member, consultant and on creditors’ committees. From 2007 through 2012, Mr. Sight was a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust (formerly NYSE: FLMP), and served in the office of the REIT’s President; and from 1998 to 2006, he served as a consultant to LSB Industries (NYSE: LXU). Mr. Sight brings to the Board substantial experience regarding financing matters, as well as the perspective of a long-term investor.

Samanta Hegedus Stewart Age: 49 Independent Director Since: 2018 Committee: Compensation + Nominating and Corporate Governance

Ms. Samanta Hegedus Stewart has been a Director since 2018. Ms. Stewart most recently worked at Egon Zehnder, a preeminent global leadership advisory firm, from March 2022 to October 2024. She was Senior Vice President and Head of Investor Relations at Endeavor, a global leader in sports, entertainment and fashion with a portfolio of companies including WME, IMG and UFC, from February 2019 to January 2021. From 2013 to 2018, she was Head of Investor Relations for Manchester United, an English Premier League football team; Director of Investor Relations at Snap Inc. (NYSE: SNAP), leading the investor relations efforts behind its initial public offering; and Chief Investment Officer of Soho House, a global private membership club and lifestyle brand that features hotels, food and beverage venues, gyms and retail outlets. Prior to such time, Ms. Stewart was Vice President of Investor Relations for Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts, for ten years. Ms. Stewart began her career in investment banking at Morgan Stanley. Ms. Stewart brings to the Board important perspectives regarding potential investments and acquisitions, as well as regarding investor relations and media and public relations.

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Kevin F. Sullivan Age: 71 Independent Director Since: 2013 Committee: Audit and Finance

Mr. Kevin F. Sullivan has been a Director since 2013. Mr. Sullivan was a Managing Director at MidOcean Credit Partners, a private investment firm that specializes in U.S. hedge fund investments, from 2013 until his retirement in December 2021. Prior to joining MidOcean in 2013, Mr. Sullivan was a Managing Director with Deutsche Bank, and a predecessor bank, Bankers Trust, from 1980 until November 2012. Mr. Sullivan held positions of increasing responsibility over his 32 years at Deutsche Bank and Bankers Trust, including Global Head for Loan Sales, Trading and Capital Markets; Head of Leveraged Finance—Asia; and last serving as Group Head for Asset Based Lending. He was also a member of the Capital Commitments Committee from 2002 to 2012 and a member of the Equity Investments Committee from 2008 to 2012. Mr. Sullivan serves on the Board of Directors of Studio City International Holdings Limited (NYSE:MSC). Mr. Sullivan’s decades of experience in finance, banking and capital markets allow him to assist the Board in evaluating all aspects of potential financing and capital markets transactions.

Michelle L. Taylor Age: 56 Independent Director Since: 2022 Committee: Audit

Ms. Michelle L. Taylor has been a director since February 2022. Since August 2024, Ms. Taylor has served as Vice President, Supply Chain, of NiSource (NYSE: NI), one of the largest fully-regulated utility companies in the United States. From March 2021 to August 2024, she served as Director, New Product Quality, at Trane Technologies (NYSE: TT), responsible for leading the North America Commercial HVAC New Product Quality Team. Prior to joining Trane, Ms. Taylor spent ten years at Cummins, Inc. (NYSE: CMI), a global power leader, where she held several roles including Executive Director, Global Supplier Quality; Director, North America Defense and Government Sales; and Global Diversity Procurement Director. Prior to joining Cummins, Ms. Taylor held positions at the Allison Transmission Division of General Motors, Ford Motor Company and Delco Remy International, as well as with IC Leadership Training Group, a provider of professional and business development services for small businesses. Ms. Taylor brings to the Board a broad range of industrial experience, particularly in the areas of manufacturing, supply chain management and quality.

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Cheryl L. Turnbull Age: 64 Independent Director Since: 2018 Committee: Compensation

Ms. Cheryl L. Turnbull has been a director since 2018. She is the Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University. Ms. Turnbull has been with Ohio State in a number of different capacities since 2013. From 2009 to 2012, Ms. Turnbull was a founding partner at Capital Transactions, LLC, a corporate advisory firm that partners with senior management teams and corporate boards at privately held companies to consult regarding business strategy, operating and financial plans and funding. Prior to 2012, Ms. Turnbull served in a variety of private equity, venture capital and other investment management roles, and served as a managing director at a merchant bank. Ms. Turnbull currently serves on the boards of directors of a number of non-profit and community organizations. Her extensive experience in working with corporate management teams and boards allows her to assist the Board in a wide array of operational and financial matters.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR

Note: All ages as of January 1, 2025

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CORPORATE GOVERNANCE

Highlights

We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy.

Key Corporate Governance Characteristics

   Independent Lead Director

   Stock Ownership Guidelines

   Executive Sessions of Independent Directors

   Independent Compensation Consultant

   Annual Board and Board Committee Self Evaluations

   Code of Business Conduct and Ethics

   Annual Stock Grant to Non-Employee Directors

   Prohibition on Directors and Officers from Pledging or Hedging Griffon Stock

   Ethics Hotline, with Anonymous Reporting

   Related Party Transaction Policy

   Disclosure Committee for Financial Reporting

   Annual Stockholder Approval of Executive Compensation

   Annual Shareholder Outreach to Solicit Input on Executive Compensation and Corporate Governance Matters

   Flexibility for Shareholders to Call Special Meetings of Shareholders

Board Leadership Structure

Our Board of Directors maintains a leadership structure composed of a lead independent director and a Chair who is not an independent director. Our Chief Executive Officer serves as Chairman of the Board; our lead independent director is selected by all independent directors on our Board and plays an active oversight role. As noted earlier, other than Mr. Kramer, each of our other eleven directors is independent.

CHAIRMAN

Currently, the Company’s Chairman and CEO roles are held by Mr. Kramer. The Board believes that this structure serves the Company and its shareholders well, based primarily on (i) Mr. Kramer’s background, skills and experience, as detailed in his biography above; (ii) his history with Griffon and successful track record spearheading the Company’s strategic positioning, including strong improvements to financial performance and operations; and (iii) a deliberate approach to capital allocation, M&A and divestitures.

The Chairman has the authority to call meetings of the Board and presides at such meetings. He has primary responsibility for shaping Board agendas (in consultation with the Lead Independent Director) and communicates with all directors on key issues and concerns outside of Board meetings.

LEAD INDEPENDENT DIRECTOR

Our lead independent director, Mr. Jerome L. Coben, has served in this role since March 2023. We believe that a lead independent director helps ensure independent oversight of the Company. The below list

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provides a comprehensive, but not exhaustive, list of the key duties and responsibilities of the lead independent director.

Key Responsibilities of the Lead Independent Director

   Presides at meetings of the Board at which the Chairman is not present

   Presides at executive sessions of the independent directors

   Serves as a liaison between the Chairman and the independent directors

   Together with the Chairman, establishes the agenda for meetings of the Board

   Oversees the board and committee annual self-evaluation process

   Oversees the flow of information to the Board, and coordinates with the independent directors to ensure that they have access to information they request from time to time

   Collaborates with the Nominating and Corporate Governance Committee in monitoring the composition and structure of the Board

EXECUTIVE SESSIONS

Independent directors have the opportunity to meet in executive session without management present at their request. Executive sessions are chaired by the Lead Independent Director, Mr. Jerome L. Coben, and generally take place quarterly. The Audit Committee and Compensation Committee also meet regularly in executive session. During executive sessions, the independent directors may review CEO performance and compensation; succession planning, strategy and risk; corporate governance matters; and any other matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

Director Independence

The Board of Directors has determined that each of Messrs. Alpert, Coben, Diao, Grabowsky, Johnson, Sight and Sullivan, and Ms. Stewart, Ms. Taylor and Ms. Turnbull, are independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

In making this determination, the Board considered all relevant facts and circumstances. With respect to Mr. Grabowsky, the Board considered that Mr. Grabowsky was a partner and member of the senior management of Grant Thornton LLP until his retirement from Grant Thornton LLP in August 2014. In determining that this former relationship does not constitute a “material relationship” that would impede the exercise of independent judgment by Mr. Grabowsky, the Board considered, among other things, that Mr. Grabowsky never personally performed any work on the audits of Griffon’s financial statements, and that Mr. Grabowsky has no financial relationship with Grant Thornton LLP and no ability to influence Grant Thornton LLP’s operations or policies.

Board Committees

We currently have the following standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee, the Audit Committee and the Finance Committee. All of the standing committees of the Board of Directors are composed entirely of independent directors.

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COMPENSATION COMMITTEE

Chair:	Cheryl L. Turnbull	Members: Jerome L. Coben Lacy M. Johnson Samanta Hegedus Stewart Meetings in Fiscal 2024: 6

Key responsibilities

Our Compensation Committee has the responsibility for determining and approving the compensation of our Chief Executive Officer and other senior executive officers, as well as the Presidents of our business units. This includes reviewing and approving the annual base salaries and annual incentive opportunities paid to such persons. Our Compensation Committee awards restricted stock to officers and employees. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. The Company utilizes the services of an independent consultant to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffon.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Chair:	Lacy M. Johnson	Henry A. Alpert Samanta Hegedus Stewart Meetings in Fiscal 2024: 1

Key responsibilities

The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders or to fill vacancies that occur between annual meetings; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the Company; and (5) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffon.com.

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AUDIT COMMITTEE

Chair:	Louis J. Grabowsky	Members: James W. Sight Kevin F. Sullivan Michelle L. Taylor Meetings in Fiscal 2024: 6

Key responsibilities

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee is responsible for monitoring compliance with our Code of Business Conduct and Ethics. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffon.com.

The Board has determined that Louis J. Grabowsky, who became a member of the Audit Committee in November 2015, qualifies as an “Audit Committee Financial Expert,” as defined by SEC rules, based on his education, experience and background.

FINANCE COMMITTEE

Chair:	Kevin F. Sullivan	Members: Henry A. Alpert Jerome L. Coben H. C. Charles Diao Meetings in Fiscal 2024: 1

Key responsibilities

The Finance Committee is responsible for reviewing proposed transactions that will materially impact the Company’s capital structure, as well as any material changes to the Company’s capital structure, after which it shall make a non-binding recommendation to the full Board of Directors. This includes any offerings or sales of debt or equity securities of the Company, and material credit agreements or other material financing arrangements. A copy of the Finance Committee Charter can be found on our website at www.griffon.com.

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Board and Committee Meetings

During the fiscal year ended September 30, 2024, there were 5 meetings of the Board of Directors. Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors, and of the respective committees of which he or she is a member, held during the period such director was a director during the fiscal year ended September 30, 2024.

We encourage all our directors to attend our annual meetings of stockholders. All 12 of our directors attended last year’s annual meeting of stockholders either in-person or via teleconference.

Risk Oversight

Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, cybersecurity risk and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. The Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures, and our internal processes to ensure compliance with applicable laws and regulations. Our Audit Committee oversees the response of management to reports regarding suspected violations of our Code of Conduct. The Audit Committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the Committee or the Board should be aware. The Board, and at certain times, the Finance Committee, monitors risks related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings.

In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees in performing their duties. The Code of Business Conduct and Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Ethics may be found on our website at www.griffon.com.

Our Board of Directors has also adopted Corporate Governance Guidelines, as required by the New York Stock Exchange rules, to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffon.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance

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committees is required to conduct an annual self-evaluation and each committee of the Board is required to periodically review and assess the adequacy of its charter. Each of our standing committees is subject to an annual performance evaluation by the Board of Directors.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Director Nominations

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices.

•	Annual Meeting. In the case of an annual meeting, in order to be timely, the notice must be delivered:

-	not less than 75 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; however

-	notwithstanding the foregoing, if we publicly disclose the date for our next annual meeting of stockholders (i) at least 120 days prior to the date of such meeting and (ii) at least 10 days prior to the time the period for submission of a notice would have otherwise begun (based on the date of the anniversary of the immediately preceding annual meeting) then, to be timely, the notice must be delivered not less than 75 days nor more than 105 days prior to the date publicly disclosed for such meeting.

•	Special Meeting. In the case of a special meeting of stockholders called for the purpose of electing directors, in order to be timely, the notice must be delivered not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

The stockholder’s notice to the Secretary must set forth

•	as to each person whom the stockholder proposes to nominate for election as a director

—	the nominee’s name, age, business address and residence address

—	the nominee’s principal occupation and employment

—	the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the nominee
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—	any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

•	as to the stockholder giving the notice

—	the stockholder’s name and record address

—	the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the stockholder

—	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

—	a representation by the stockholder that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the stockholder’s notice, and

—	any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting, and such update and supplement must be delivered to, or mailed and received at, Griffon’s principal executive offices not later than five business days after the record date for the meeting.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Jerome L. Coben, Lacy M. Johnson, Samanta Hegedus Stewart and Cheryl L. Turnbull. None of the current members of the Committee were our officers or employees during fiscal year 2024 and none has ever been an officer of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

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STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and for each holder known to us to be the beneficial owner of more than five percent of our issued and outstanding common stock as of December 31, 2024, except as otherwise indicated below.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class (1)
BlackRock, Inc. and affiliates (2)	6,424,178	13.3%
The Vanguard Group (3)	6,198,072	12.9%
Henry A. Alpert (4)(5)	89,490	*
Jerome L. Coben (4)	16,525	*
H. C. Charles Diao (4)	9,079	*
Louis J. Grabowsky (4)	51,076	*
Brian G. Harris (6)	267,972	*
Lacy M. Johnson (4)	23,509	*
Seth L. Kaplan (6)	234,619	*
Ronald J. Kramer (6)(7)	2,877,776	6.0%
Robert F. Mehmel (6)	1,171,877	2.4%
General Victor Eugene Renuart (USAF Ret.) (4)	19,312	*
James W. Sight (4)	16,708	*
Samanta Hegedus Stewart (4)	24,357	*
Kevin F. Sullivan (4)	41,168	*
Michelle L. Taylor (4)	9,079	*
Cheryl L. Turnbull (4)	33,730	*
Directors and executive officers as a group (15 persons)	4,886,277	10.2%

*	Less than 1%.

(1)	Unless otherwise indicated and except as otherwise set forth in the Schedules 13G referred to in the footnotes below, ownership represents sole voting and investment power.

(2)	The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. and certain of its affiliates on January 23, 2024.

(3)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by The Vanguard Group and certain of its affiliates on November 12, 2024.

(4)	Includes shares of restricted common stock granted pursuant to our director compensation program.

(5)	Includes 13,111 shares held in trusts for the benefit of Mr. Alpert’s grandchildren, and 5,218 shares held in a charitable foundation controlled by Mr. Alpert. Mr. Alpert disclaims beneficial ownership of such shares of common stock.

(6)	Includes for Messrs. Kramer, Mehmel, Harris and Kaplan (i) 5,229 shares, 4,210 shares, 4,933 shares and 4,776 shares of common stock, respectively, allocated to each such person’s account under the ESOP as to which such person can direct the vote, and (ii) 1,263,503 shares, 565,753 shares, 116,119 shares and 103,427 shares of restricted stock, respectively.

(7)	Includes 40,298 shares of common stock of which Mr. Kramer’s spouse has beneficial ownership. Mr. Kramer disclaims beneficial ownership of such shares of common stock.

As of December 31, 2024, there were 4,166,038 shares of common stock held in Griffon’s Employee Stock Ownership Plan (“ESOP”), constituting 8.7% of our outstanding common stock. All of these shares are allocated to accounts of participants in the ESOP. The shares held in the ESOP are not deemed to be beneficially owned by the ESOP; the ESOP trustee votes the shares held in the ESOP based on voting instructions received from participants in the ESOP. For additional information on the ESOP, see “Elements of Executive

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Compensation—Retirement, Health and Welfare Benefits and Other Perquisites—Employee Stock Ownership Plan,” in the “Compensation Discussion and Analysis” section below.

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PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE SIZE OF THE BOARD

Background

Under our Certificate of Incorporation, our Board of Directors is required to consist of twelve to fourteen directors. There are currently twelve directors on our Board of Directors. The Board of Directors is unclassified, with each director standing for election each year for a one-year term. After careful consideration, the Board of Directors approved, declared advisable, and recommended that our stockholders approve at the Annual Meeting a change in the size of the Board of Directors from a range of twelve to fourteen directors to a range of nine to eleven directors.

Rational for Reducing the Size of our Board of Directors

After careful consideration of our governance structure and the functioning of our Board of Directors, our Board of Directors determined that it is in the company’s and our stockholders’ best interest to reduce the minimum number of directors of our Board of Directors to nine (9) and the maximum number of directors of the Board of Directors to eleven (11). The Board of Directors believes that the flexibility to consider a smaller board size would aid the Board of Directors in determining the optimal board size for effectively facilitating communications and decision making. The Board of Directors also believes that a reduction in the authorized range of required directors would avoid the potential situation of having to quickly fill any unexpected vacancies in order to meet the existing minimum size requirements. Given the importance of recruiting qualified, independent directors to serve as directors of our company, the Board of Directors believes that it is prudent to conduct a thoughtful, organized search for a replacement when a vacancy occurs in order to preserve the high quality of the Board of Directors and maintain its diversity of experience. The Board of Directors has also taken into account shareholder feedback; certain institutional shareholders have expressed the view that a smaller board is appropriate for a company our size.

The Board of Directors has therefore approved an amendment to each of our Certificate of Incorporation and Bylaws to reduce the permitted size of the Board of Directors to a range of nine to eleven directors.

Proposed Amendment

The full text of the first sentence of the first paragraph of Article FIFTH of the Certificate of Incorporation, as proposed to be amended, is as follows:

“The number of directors of the corporation shall be not less than nine (9) nor more than eleven (11) and the number to be chosen within such limits shall be determined in the manner prescribed by the by-laws of this corporation.”

The full text of the first paragraph of Article FIFTH of the Certificate of Incorporation, as proposed to be amended, is attached to this Proxy Statement as Appendix B. In Appendix B, additions of text to the first paragraph of Article FIFTH are indicated by underlining and deletions of text are indicated by strikethroughs.

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Our Board has also approved a corresponding amendment to our Bylaws. Should this amendment to Article FIFTH of the Certificate of Incorporation become effective, this amendment to our Bylaws will automatically become effective. The full text of the first sentence of Article III, Section 1 of our Bylaws, as proposed to be amended, is as follows:

“The number of directors which shall constitute the whole board shall be determined from time to time by resolution passed by the board of directors; provided, however, that such number shall not be less than nine (9) nor more than eleven (11).”

If this proposal is approved by stockholders, the amendment to our Certificate of Incorporation to reduce the size of our Board of Directors will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which we anticipate will occur promptly upon the conclusion of the Annual Meeting.

Vote Required and the Recommendation of the Board

Approval of this proposal requires the favorable vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of our capital stock. This means that the holders of at least 66-2/3% of our outstanding common stock must vote “FOR” the amendment for this proposal to pass. If you fail to vote or fail to instruct your broker or other nominee to vote, or abstain from voting on this proposal, it will have the same effect as a vote AGAINST such proposal. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RESOLUTION APPROVING THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO REDUCE THE SIZE OF THE BOARD OF DIRECTORS TO A RANGE OF NINE TO ELEVEN
DIRECTORS.

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PROPOSAL 3- APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS FROM BREACHES OF FIDUCIARY DUTY AS PERMITTED BY DELAWARE LAW

Background

Our Certificate of Incorporation currently provides for the exculpation of directors from certain liabilities to the Company and stockholders to the extent permitted by the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware companies to extend this exculpation from certain liabilities to officers.

In particular, the new Delaware legislation allows us to amend our Certificate of Incorporation (the “Officer Exculpation Amendment”) to provide that no officer of the Company shall be personally liable to Griffon or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability

●	for any breach of the officer’s duty of loyalty to Griffon or our stockholders,
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
●	for any transaction from which the director or officer derived an improper personal benefit, or
●	in any action by or in the right of Griffon.

Rationale to Amend the Certification of Incorporation to Add Exculpation of Officers

The Board of Directors believes that eliminating personal monetary liability for officers under certain circumstances, in a manner that conforms to the exculpation language in the Certificate of Incorporation applicable to directors, is reasonable and appropriate. Claims against corporations generally for breaches of fiduciary duties are common and only expected to increase. Delaware corporations that fail to adopt officer exculpation provisions could experience additional nuisance litigation as well as additional costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation. Further, similar exculpation provisions have been adopted, and are likely to continue to be adopted, by numerous other Delaware corporations, which could include companies with whom Griffon competes for executive talent. As a result, officer exculpation provisions may become increasingly necessary for Delaware corporations to attract and retain experienced and qualified corporate officers. The protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Accordingly, the Board of Directors has determined it advisable and in the best interests of Griffon and its stockholders to seek stockholders’ approval for the Officer Exculpation Amendment.

Proposed Amendment

The description of the amendment is qualified by the full text of Article FOURTEENTH of the Certificate of Incorporation, as proposed to be amended, which is attached to this Proxy Statement as Appendix C. In Appendix C, additions of text to Article FOURTEENTH are indicated by underlining and deletions of text are indicated by strikethroughs.

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If this proposal is approved by stockholders, the amendment to our Certificate of Incorporation to exculpate officers from certain liabilities will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which we anticipate will occur promptly upon the conclusion of the Annual Meeting.

Vote Required and the Recommendation of the Board

Approval of this proposal requires the favorable vote of the holders of at least a majority of the total voting power of all outstanding shares of our capital stock. This means that the holders of greater than 50% of our outstanding common stock must vote “FOR” the amendment for this proposal to pass. If you fail to vote or fail to instruct your broker or other nominee to vote, or abstain from voting on this proposal, it will have the same effect as a vote AGAINST such proposal. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RESOLUTION APPROVING THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS FROM PERSONAL LIABILITY FOR
MONETARY DAMAGES IN CONNECTION WITH BREACHES OF THEIR FIDUCIARY DUTY OF CARE.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation in Context	Philosophy: Pay for Performance	Company Performance
– Independent Process – Role of management in Griffon’s business structure – Overall limit on corporate expense, a substantial portion of which relates to compensation	– Alignment of compensation with shareholder interests – Incentivize long-term and short- term performance – Discourage excessive risk taking	– Strong operational results – Strong balance sheet achieved through deleveraging – Substantial Return of Capital to Shareholders
Shareholder Outreach	Performance Criteria	Structure and Risk Mitigation
– Comprehensive outreach program – Engagement regarding Griffon’s sustainability program – Responsiveness to shareholder input – Adjustment of performance criteria

–  Alignment with shareholders

–  Multiple operational targets

–  Stock TSR performance target

–  Balance sheet objective

–  Adjustment of objectives in response to shareholder input

–  NEOs aligned with identical performance criteria

–  Cliff vesting of equity awards

–  Use of multiple performance goals

–  Vesting of equity awards requires both achievement of performance goals and continued service of the executive

–  Restriction on selling restricted shares after vesting – two years

–  Clawback provisions

–  Stock ownership guidelines

Compensation Structure	Committee Process	Elements of Compensation
– Components of compensation balanced – Heavy emphasis on incentive compensation – Compensation reflects diverse management responsibilities	– Use of independent compensation consultant – Review of industrial peers	– Heavily weighted towards performance-based compensation – Significant proportion of equity- based compensation – Balance between long- and short-term incentives
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Griffon’s Compensation in Context

The Compensation Committee, composed entirely of independent directors, with the assistance of Gallagher Human Resources and Compensation Consulting (“Gallagher”), sets the compensation for the Company’s Chief Executive Officer; President and Chief Operating Officer; Executive Vice President and Chief Financial Officer; and Senior Vice President, General Counsel and Secretary (the Named Executive Officers, or “NEOs”). The Committee also sets the compensation for the heads of the Company’s operating business units, and reviews and approves the incentive programs and targets for those units as well as for the corporate parent.

The Chair of the Compensation Committee leads our annual shareholder outreach program, as described in detail on page 45. In establishing and adjusting the compensation program of our NEOs from time to time, the Compensation Committee considers feedback received from shareholders.

In response to shareholder feedback, the Committee made a number of changes to Griffon’s compensation program in recent years:

•	It added free cash flow and return on invested capital as performance metrics for the long-term cash bonus program, and annual equity grants to NEOs, respectively

•	The Chief Financial Officer and General Counsel now receive equity grants on the same basis as the CEO and COO, further aligning the interests of our NEOs

•	It added ESG as a performance metric for the short-term cash plan for the first time in fiscal 2023, and reduced the weight assigned to the working capital performance metric

In evaluating the overall level of compensation paid to our NEOs, we also consider Griffon’s aggregate expense at the corporate level. These expenses ($60.0 million in 2024) were slightly in excess of 2% of consolidated revenue in 2024, increased somewhat from the prior year primarily due to the growth in Griffon’s stock price and the related impact on our Employee Stock Ownership Plan expense. We believe these expenses to be appropriate for the services provided at the corporate level and reasonable considering (a) Griffon’s compact corporate staff, with each of the NEOs undertaking multiple responsibilities, and (b) the additional expense our operating companies would incur without the assistance of the corporate parent. Included in our corporate expense in 2024 is approximately $26.8 million attributable to (i) company-wide use of restricted stock as an incentive, virtually all of which is performance based and subject to continued service, and a substantial portion of which is subject to post-vesting holding periods; and (ii) annual expense related to our Employee Stock Ownership Plan, which covers substantially all U.S. employees at Griffon and its operating subsidiaries.

Our practice is to periodically change membership on our standing board committees. The composition of the Compensation Committee has changed in recent years. Samanta Stewart joined the Committee in March 2023. In March 2022, Cheryl Turnbull, who joined the Committee in 2018, became Chair of the Committee; Henry A. Alpert rotated from the Compensation Committee to the Nominating and Corporate Governance Committee; and Lacy M. Johnson became a member of the Compensation Committee. Jerome L. Coben joined the Compensation Committee in early calendar 2021.

Roles and Responsibilities of our NEOs – Impact on Compensation

In designing the compensation program and setting the compensation for the NEOs, we apply the compensation philosophy described below in the context of the functions the Board expects the NEOs to perform as the senior management team of Griffon. We view Griffon as an operationally focused portfolio of market

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leading businesses; and the skills needed to perform the functions include BOTH the ability to closely oversee and direct the operations of our subsidiaries AND the ability to manage Griffon’s portfolio of operating companies by completing acquisitions and divestures, allocating capital and arranging financings. We also consider the overall cost of Griffon’s holding company structure, in which the corporate parent provides both services and oversight for the benefit of our subsidiaries.

The NEOs identify potential acquisition candidates, oversee and conduct due diligence, negotiate transactions and arrange financing, generally at the holding company level to reduce the cost of capital. The NEOs evaluate Griffon’s portfolio of operating companies to determine whether those companies warrant the investment of additional capital, whether those companies should be retained or whether those companies or portions of them should be divested. In this regard, over the last ten years the NEOs have overseen twelve acquisitions, three divestitures and arranged over ten financings (inclusive of bond financings and bond tack-on offerings, and credit agreement increases and extensions). Most recently, in June of 2024, we took advantage of favorable market conditions and amended our credit agreement to reduce the pricing of our Term Loan B, which had a balance of $457 million outstanding at the end of fiscal 2024; we expect this will reduce our annual interest expense by approximately $1.8 million. In August 2023, we amended, upsized and extended the revolving facility under our credit agreement to, among other things, increase the amount available for borrowing (from $400 million to $500 million) and extend its maturity from March 2025 to August 2028.

In May 2022 Griffon initiated a process to review a comprehensive range of strategic alternatives to maximize shareholder value, including a sale, merger, divestiture, recapitalization or other strategic transaction. In April 2023 we ended our review of strategic alternatives, concluding that the ongoing execution of Griffon’s strategic plan is the best way to maximize value for shareholders. At that point management formulated a global sourcing strategy designed to increase the profitability of the AMES U.S. business, which is part of the Consumer and Professional Products (“CPP”) segment, by expanding the global sourcing strategy for its U.S. long handled tools, material handling and wood storage and organizational product lines. Management oversaw the design and implementation of this critical initiative, which was executed seamlessly and completed on budget by the end of fiscal 2024, ahead of schedule. Following the end of the strategic alternatives process in April 2023 management also focused on overseeing the rapid growth of the Home and Building Products business, which generated almost $100 million more in EBITDA in fiscal 2023 as compared to fiscal 2022 (and performed at almost the same level in fiscal 2024 as in fiscal 2023). This includes overseeing significant capital investments to expand HBP’s manufacturing capacity at its principal facility in Troy, Ohio.

Because Griffon has an operational as well as a financial orientation, Griffon requires the NEOs to have substantial involvement in the operation of its subsidiaries. A substantial portion of NEO compensation is contingent on the attainment of performance goals, and the structure of NEO compensation is strongly linked to the value of our shares.

Philosophy and Objectives of Our Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing shareholder value.

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A number of principles form the foundation for our compensation structure. As described below in greater detail, these principles include:

Pay for Performance
•

In 2024, over 89% of our CEO’s compensation, and over 78% of our other NEOs’ compensation, was tied to the performance of the Company; see the pie chart on page 54.

•

We set performance targets and objectives to align with the Company’s operational and strategic plans.

•

We set performance targets and objectives to align with performance that is most likely to result in attractive returns to our shareholders.

•

The performance targets and objectives that we set create incentives to maintain and improve the financial strength of the Company, while encouraging strong operational performance.

•

We set performance target levels that are challenging but attainable and consistent with the business plans reviewed by the Board, so that those targets appropriately motivate and incentivize management.

•

Performance targets and objectives include both short-term goals to focus management on day-to-day operations, as well as long-term goals that incentivize the long-term creation of shareholder value.

Alignment
•

The performance targets and objectives that we set align with performance that is most likely to result in attractive returns to our shareholders.

•

Our compensation programs deter excessive risk taking due to the mix of compensation elements, the variety of performance goals, cliff vesting equity awards, post-vesting stock ownership requirements and the potential for compensation clawbacks.

Industry / Talent Retention
•

Our compensation program promotes the retention of our most valued senior executives based on a combination of cliff vesting equity awards and post-vesting holding periods.

•

The aggregate cost to the Company of senior executive compensation should be comparable to the costs incurred by peer companies in obtaining comparable services.

The Compensation Committee believes that our executives should be responsible for the taxes payable with respect to their compensation. The Compensation Committee has therefore adopted a policy against providing tax gross-ups, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our NEOs.

Company Performance

Operating performance of the Company and its subsidiaries is the most important factor considered by the Compensation Committee in making compensation decisions, comprising 79% of total cash compensation for our CEO at target levels in 2024 and over 97% of all incentive cash compensation for all our NEOs. Results achieved by the Company are compared to the operating plans reviewed by the Board and the performance targets we set based upon those plans. By these measures, the Company had an outstanding year in fiscal 2024, achieving all-time highs in EPS and adjusted EBITDA; and had outstanding years in fiscal 2023, 2022 and 2021 as well. In fiscal 2024, the Company had adjusted Earnings per Share from continuing operations of $5.12 and adjusted EBITDA of $513.6 million, up 12.8% and 1.6%, respectively, as compared to the prior year. Adjusted Earnings per Share from continuing operations and adjusted EBITDA increased 205% and 109%, respectively, from fiscal 2021 to fiscal 2024. We believe the Company’s performance in recent years demonstrates that our compensation programs create incentives that produce strong operational results and increase value for shareholders.

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The Compensation Committee viewed our fiscal 2024 results with consideration of the ongoing uncertainties and challenges relating to the U.S. and global economies resulting from a variety of factors such as ongoing international military conflicts, high interest rates and wavering consumer confidence. In addition, in May 2023, Griffon announced that its CPP segment would expand its global sourcing strategy to include long handle tools, material handling, and wood storage and organization product lines for the U.S. market. Originally this strategic initiative had an expected completion date of December 2024, but was completed in September 2024, ahead of schedule and on budget. The transition of these product lines to an asset-light structure resulted in the closure of four manufacturing facilities and four wood mills (a footprint reduction of approximately 1.2 million square feet), and the elimination of over 600 jobs in the U.S. This presented further challenges to Griffon senior management during the second half of fiscal 2023 and during fiscal 2024 with respect to both retaining and motivating the AMES U.S. workforce, and ensuring that this initiative was implemented timely and on budget.

The following summarizes our strong performance since 2020:*

Adjusted EBITDA* (mm)	Free Cash Flow* (mm)

* Each of 2020-2022 excludes the results of the Telephonics business that was classified as discontinued operations in our 2021 10-K. For a reconciliation of Income (loss) before taxes from continuing operations to adjusted EBITDA (defined as segment adjusted EBITDA less unallocated amounts, excluding depreciation), and of net cash provided by operating activities to Free Cash Flow (defined as net cash provided by operating activities less capital expenditure, net of proceeds), for each of 2024, 2023, 2022, 2021 and 2020, see Appendix A to this Proxy Statement. Income (loss) before taxes from continuing operations was $296.7 million for 2024, $112.7 million for 2023, ($270.9) million for 2022, $110.0 million for 2021 and $67.5 million for 2020). Net cash provided by operating activities from continuing operations was $380.0 million for 2024, $431.8 million for 2023, $59.2 million for 2022, $69.8 million for 2021, and $106.9 million for 2020.

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Core EPS*	Revenue** (mm)

* For a reconciliation of Earnings (loss) per share from continuing operations to adjusted EPS from continuing operations (which equates to Core EPS) for 2024, 2023, 2022, 2021 and 2020, see Appendix A to this Proxy Statement. Earnings (loss) per share from continuing operations was $4.23 for 2024, $1.42 for 2023, $(5.57) for 2022, $1.32 for 2021 and $0.92 for 2020.

** Each of 2020-2022 excludes the results of the Telephonics business that was classified as discontinued operations in our 2021 10-K.

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Shareholder Returns

Our strong performance has led to solid returns for our shareholders. The following graph sets forth the cumulative total return to Griffon’s shareholders during the five years ended December 31, 2024, as well as the total return of an overall stock market index (the S&P Small Cap 600 Index) and the Dow Jones U.S. Diversified Industrials Index. This chart shows what an investment of $100, made at the end of calendar 2019, was worth at the end of calendar 2024, in each category assuming the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Griffon Corporation, the S&P SmallCap 600 Index
and the Dow Jones US Diversified Industrials Index

* The performance graph does not constitute soliciting material, is not deemed filed with the SEC and is not incorporated by reference into any of Griffon’s filings under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings, except to the extent Griffon specifically incorporates this performance graph by reference therein.

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Shareholder Outreach

We consider shareholder feedback an important contributor to compensation decisions and other matters considered by the Board. The Committee has considered, and will continue to consider, the outcome of the non-binding, advisory vote on compensation practices when making compensation decisions for our Chief Executive Officer and other NEOs. At our annual meeting of shareholders held on March 20, 2024, approximately 87.1% of the shareholders who voted on the “say-on-pay” proposal (excluding those who abstained) approved the compensation of our NEOs, which we view as a strong endorsement of our executive compensation program.

Following our 2024 annual meeting, we engaged in our annual shareholder outreach program to solicit the views of our significant shareholders regarding our executive compensation program and any other matters concerning the Company that they wished to discuss. We sent an invitation to speak with the Chair of our Compensation Committee to each non-management shareholder then known by us to be in the list of our top 30 shareholders (except for Voss Capital, which formerly had a representative on our Board of Directors); this resulted in our extending this invitation to every shareholder that holds 0.48% or more of our common stock. Institutional investors holding approximately 51.3% of the Company’s outstanding shares of common stock were contacted (as compared to 60.5% the prior year). We spoke to all investors who accepted our invitation, representing approximately 19.0% of our outstanding common stock (as compared to 5.3% the prior year). During these conversations we asked these shareholders to bring to our attention any issues they felt should be considered by the Board or by the independent directors of the Company, and we specifically inquired as to whether they had any comments, suggestions or criticisms regarding any aspect of our executive compensation program or regarding any other aspect of the Company’s operations or governance. These conversations were reported to the Committee and the full Board.

We answered questions regarding various Environmental, Social and Governance (ESG) matters and noted that performance in certain ESG areas was the basis for a portion of our short-term bonus program for fiscal 2024. The shareholders with whom we spoke indicated they do not favor including “soft” performance metrics in the executive bonus program, and therefore they do not favor the inclusion of ESG as a performance metric unless it can be structured so that it is based on objectifiable, quantitative goals. We discussed board diversity, noting that we have already met our commitment that at least 40% of our independent directors be women or persons of color by 2025. We also discussed the merits of a majority voting standard for directors. We responded to questions about Griffon’s executive compensation program, stressing the high percentage of NEO compensation that is performance-based. Most of the shareholders we spoke to complimented our executive compensation program, with one shareholder characterizing it as “shareholder friendly.”

In prior years, shareholders emphasized the importance of ESG and suggested that we reduce the importance of working capital in favor of operational measures such as EBITDA, free cash flow and EPS. We therefore incorporated ESG into our executive compensation program and reduced the importance of the working capital performance measure. In fiscal 2023 and in fiscal 2024, the performance metrics for our short-term bonus program were weighted 75% based on EBITDA (the same as in fiscal 2022), 15% based on working capital (reduced from 25% in fiscal 2022), and 10% based on ESG goals. However, as noted above, our most recent engagements with shareholders have suggested that we remove ESG from the executive compensation program. These shareholders indicated that, whether or not ESG is part of the executive compensation program, they still regard ESG as important and favored disclosure regarding companies’ progress with respect to ESG.

Based on the most recent input received from shareholders, ESG was removed as a performance metric for the fiscal 2025 short-term bonus program, which is weighted 80% based on EBITDA and 20% based on working capital.
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The removal of ESG as an executive compensation performance metric will have no impact on our ESG program. We publish an annual Sustainability Report on our website in which we report on our progress with respect to our ESG program.

During our shareholder engagement program in 2023, the view was expressed that all NEOs should receive restricted stock grants on the same basis to further align the interests of our NEOs. In response to this shareholder input, our CFO and General Counsel now receive restricted stock grants on the same basis as the CEO and COO.

We considered input of our shareholders from prior years in the design of our restricted stock program for our NEOs. Shareholders in prior years had suggested that we consider the use of a return measure, such as return on equity or return on invested capital (“ROIC”). In response, we added ROIC as the performance metric for half of the annual restricted stock grants to each of our CEO and COO for fiscal 2022 and fiscal 2023. As noted above, in response to shareholder input, in fiscal 2024 the restricted stock grants to our CFO and General Counsel were granted on the same basis as the grants to our CEO and CFO. In fiscal 2024, the restricted stock grants to the NEOs were based 60% on ROIC and 40% based on a comparative TSR measure; this is discussed further on page 62.

Our Compensation Committee Chair also indicated to the shareholders with whom she spoke that we are committed to having a regular, ongoing dialogue with our significant shareholders and encouraged each such shareholder to reach out at any time with any concerns it might have.

Over the years, we have made changes to the design of our compensation program based on shareholder input:

•	We changed the balance of bonus opportunity available under our annual cash performance bonus plan on the basis of operating results and working capital targets from 50%-50% to 75%-25%; and in fiscal 2022, we further reduced the portion based on working capital targets from 25% to 15% (for fiscal 2025, that percentage was increased to 20%, due to the elimination of ESG as a performance measure)

•	Beginning with fiscal 2022, we added free cash flow as a performance criterion for the bonus opportunity under the long-term cash performance bonus plan

•	Beginning with fiscal 2022 we used return on invested capital and relative TSR as the performance metrics for the restricted stock grants to our CEO and COO (as noted above, these performance measures are now used for all the NEOs)

•	We implemented plan design features such as post-vesting holding period requirements
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Components of Compensation

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. Our Compensation Committee utilizes several different performance metrics to incentivize management and evaluate and reward their performance. Our executive compensation program includes four key components:

Competitive Base Salary	Short-Term and Long-Term Cash Incentive Bonuses which, for our named executive officers, are based almost entirely upon objective company performance

Long-Term Equity Based Incentive Compensation designed to align the interests of our executives with the interests of our shareholders utilizing metrics that lead to increases in shareholder returns	Retirement, health and welfare benefits, and certain perquisites

We believe our compensation practices and our overall level of executive compensation demonstrate our commitment to performance-based pay. The compensation delivered to our executives in fiscal 2024 is indicative of this orientation.

ALL of our short- and long-term bonuses and incentive compensation are performance-based and constitute a substantial portion of senior executive compensation.

ALL of our long-term incentives, both cash and equity, require both performance and continued employment over a multi-year period.

ALL of our equity-based incentive compensation requires multi-year continued employment and, in the case of our CEO and COO, post-vesting holding periods (which, starting in fiscal 2024, also applies to our CFO and GC as well). Because equity awards can only be realized on a deferred basis, executives are subject to the same risks to which our shareholders are subject during the relevant vesting and post-vesting holding periods for each equity award.

In setting compensation levels, we believe it is important to consider the aggregate amount expended by the Company for corporate management, in addition to considering individual compensation levels. We maintain a lean corporate executive staff, and therefore many of our executive officers have responsibilities in multiple functional areas. We believe that, as a result, the Company employs fewer senior executives at the corporate level than comparable companies. Thus, while total compensation to individuals may be at the upper range of compensation for such positions, reflecting the Company’s superior operational performance, we believe that the aggregate amount expended for such functions is well in line with our industrial peers.

We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. We also believe that compensation should be competitive, reflecting the conditions in the geographic regions in which our executives are located. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. Our operational performance targets are challenging and consistent with the business plans reviewed by our Board.

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With the exception of one grant of restricted stock to our NEOs in December 2020, all equity grants to our NEOs for the last ten years have been 100% performance-based, and all annual and long-term cash bonuses to all of our NEOs are 100% performance-based.

Our approach to compensation reflects, in large part, that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include managing and assessing the operational results of our segments and principal businesses, recruiting, developing and supervising management at both the subsidiary and corporate levels and overseeing various financial activities. Our senior corporate management is responsible for, and continuously evaluates and assesses, matters relating to:

•	the maintenance of our strong consolidated balance sheet;

•	the allocation of our capital and resources among our business segments;

•	the assessment and determination of our capital requirements and needs;

•	our cash and cash equivalent liquidity;

•	our financing transactions;

•	the identification and execution of acquisition or disposition opportunities, as well as the integration of businesses we acquire;

•	the return of capital to shareholders, including through corporate dividends as well as opportunistic repurchases of our stock;

•	the setting of operational and financial goals at the Company’s businesses, and overseeing the efforts of the business executive teams to meet or exceed those goals; and

•	the continuing evaluation of all our assets and operations.

Management was required to fulfill these responsibilities while overseeing the implementation of a significant strategic initiative at CPP – the expansion of CPP’s global sourcing strategy for its long handled tools, material handling, and wood storage and organization product lines; as well as the rapid growth of the Home and Building Products business, which generated almost $100 million more in EBITDA in fiscal 2023 as compared to fiscal 2022 (and performed at almost the same level in fiscal 2024 as in fiscal 2023). This included overseeing significant capital investments to expand HBP’s manufacturing capacity at its principal facility in Troy, Ohio.

Our senior management is engaged in ongoing analysis of (i) where, when and how our capital resources should be allocated, with a view to optimizing that allocation, and (ii) whether our existing business lines should be expanded, curtailed or disposed of, and if we ought to further diversify into new business lines or activities. Our management is tasked with determining whether and how our capital is best deployed for future growth. Accordingly, acquisitions and divestitures are part of our ongoing strategy. In June 2022 we sold our Telephonics business to TTM Technologies, Inc. for $330 million, subject to post-closing adjustments. On January 24, 2022, we completed the acquisition of Hunter Fan Company, for $845 million, subject to post-closing adjustments. In May 2022 our Board of Directors initiated a process to review a comprehensive range of strategic alternatives to maximize shareholder value, including a sale, merger, divestiture, recapitalization or other strategic transaction. In April 2023 our Board of Directors determined to end its review of strategic alternatives, concluding that the ongoing execution of Griffon’s strategic plan is the best way to maximize value for shareholders. We are, however, always open to opportunities that may arise to maximize shareholder value.

Our senior management is also charged with arranging financing in the bank and capital markets to ensure that we can provide adequate capital resources to our subsidiaries for organic growth and acquisitions

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while at the same time maintaining appropriate levels of leverage and appropriate maturities for our debt. Most recently, in June 2024, we amended our credit agreement to reduce the pricing of our Term Loan B, which had a balance of $457 million outstanding at the end of fiscal 2024 (we expect this will reduce our annual interest expense by approximately $1.8 million); and in August 2023, we amended, upsized and extended the revolving facility under our credit agreement to, among other things, increase the amount available for borrowing (from $400 million to $500 million) and extend its maturity from March 2025 to August 2028. Management has been tasked with negotiating and arranging multiple financings while maintaining a strong balance sheet so as to reduce the risks to which the Company is subject, during volatile capital markets. We do not have any material debt maturity until 2028.

Operating plans and significant capital expenditures for the Company are reviewed by the Board of Directors and serve as the basis for setting the operational and capital targets in our compensation programs. The Compensation Committee has sought to align the compensation programs under which our senior management is remunerated with these objectives, in a manner consistent with the business direction and strategic plan discussed with and reviewed by the Board of Directors.

Performance Criteria

Performance Metrics in Fiscal 2024:
Short-term cash plan (FY24)	Long-term cash plan (FY22-FY24)	Equity Awards*
- EBIDTA (75%) - Working Capital (15%) - ESG (10%)	- Core EPS (65%) - Free Cash Flow (25%) - Hunter EBITDA (10%)	- ROIC (60%) - Relative TSR (40%)
* Beginning with fiscal 2024, the CFO and General Counsel received equity awards on the same basis as the grants to the CEO and COO

The Compensation Committee, working with Gallagher, selected the performance metrics to be used for each of the short-term and long-term components of the Company’s cash bonus plan for the NEOs. The Committee selected EBITDA, working capital and ESG as performance measures for determining short-term cash bonuses for fiscal year 2024. The selection of EBITDA and working capital as performance measures reflects the Board’s mandate and belief that (i) operational results (including maximizing cash generation from operations) contribute to Griffon’s continuing financial success, and (ii) maintaining adequate levels of working capital is a key indicator of creating and maintaining a strong balance sheet and providing financial strength to withstand the continuing uncertainty that exists in the United States and global economies. Each of these objectives also acts as a check against the other, and therefore as a natural risk management tool with respect to the management of our businesses. The selection of ESG as a performance metric reflected prior input of shareholders regarding the increased importance of, and focus on, ESG.

In determining the criteria for short term cash bonuses for fiscal 2024, the Compensation Committee reflected input received from shareholders. The Committee placed a substantially greater relative emphasis on operational achievements than on balance sheet strength; and the Committee also utilized ESG goals as a performance metric. The relative weightings assigned were 75% to EBITDA, 15% to working capital and 10% to ESG goals.
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Our long-term cash incentive plan was adopted several years ago in response to input we received from shareholders in our outreach program. Based on those suggestions, cash incentive opportunities were divided into two roughly equal portions, the short-term (annual) incentive plan described above and the long-term cash plan. The Committee selected cumulative Core EPS (65%), free cash flow (25%) and Hunter Fan EBITDA (10%) as the performance measures for determining long-term cash bonuses for our NEOs for the fiscal year 2022 through fiscal year 2024 performance period. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee had been advised by Gallagher that, absent market conditions not in control of management, Core EPS has a close, long-term correlation with stock price and achieving substantial growth in earnings per share over a multi-year period will increase the likelihood of providing an attractive level of total shareholder return over the same period. “Free Cash Flow” means net cash provided by operating activities, less expenditures for the acquisition of property, plant and equipment, plus proceeds from the sale of property, plant and equipment, adjusted by the Compensation Committee for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period or is unrelated to operations. The Committee was advised by Gallagher that Free Cash flow is a strong indicator of value creation; is critical in creating optionality to fund ongoing operations, capital expenditures and the return of capital to shareholders, and/or to deleverage; and, like EPS, has a strong correlation to stock price.

Certain shareholders expressed a preference that we consider other performance metrics for our long-term cash incentive plan. The Committee asked Gallagher to evaluate and report on other criteria for possible use as bonus performance measures. We reviewed and discussed with shareholders alternative measures, such as return on equity, free cash flow generation and return on invested capital.

In response to shareholder input, in fiscal 2022 we added free cash flow generation as a component of the targets for our long-term cash incentive plan. We believe that this will create an incentive for management to focus on balance sheet considerations, especially working capital efficiency.

For the years 2016 through 2021, the Committee selected stock price growth as the performance measure for the equity grants awarded to the CEO and COO. Vesting of these grants requires that the Company’s stock close at a price at least 20% above the price on the date of grant for thirty consecutive trading days during the vesting period (and, if the threshold vesting condition is achieved, the actual number of shares to vest depends on the Company’s percentile TSR within the Russell 2000 during the relevant performance period). This target proved challenging, as demonstrated by the failure to meet this condition with respect to restricted stock awards of 360,000 and 120,000 shares at target granted to our CEO and COO, respectively, in January 2017. These grants were forfeited in their entirety upon their expiration in January 2021.

In response to shareholder input, in fiscal 2022 the Committee selected, as the performance criteria for restricted stock grants to the CEO and COO, ROIC and overall TSR as compared to a broad market index. Achievement under the relative TSR metric is determined based on the Company’s TSR during the performance period as measured against the TSRs of the stocks in the Russell 2000 over the same period. The terms of our performance-based restricted stock awards are discussed in greater detail below in this proxy statement.

For many years up to and including fiscal 2023, the Committee selected consolidated EBITDA as the performance metric for restricted stock grants to the CFO and General Counsel. If Griffon achieved the required level of EBITDA for at least one of the three years during the performance period, the restricted stock grants would vest in full at the end of the three-year period; otherwise the grants would be forfeited. In response to

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shareholder input, in fiscal 2024 restricted stock was granted to the CFO and General Counsel on the same basis as the grants to the CEO and COO; this practice is expected to continue in future years.

In response to shareholder input, in fiscal 2022 we added ROIC as a performance measure for restricted stock grants to the CEO and COO. In response to further shareholder input, in fiscal 2024, the CFO and General Counsel received restricted stock grants on the same basis as the CEO and COO; this practice is expected to continue in future years.

Our Executive Compensation Program and Risk

We believe that our compensation programs are structured in a manner to discourage excessive risk-taking, and we have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses for several reasons, including the following:

•	Under both our annual and long-term performance bonus programs, we use multiple objective performance measures to determine cash bonus opportunities for our NEOs, which discourages focusing on a single performance measure and incentivizes the executives to focus on the overall financial strength of the Company as well as on operating results.

•	With respect to each of our NEOs, we provide a mix of compensation components: fixed cash compensation in the form of base salaries, variable performance-based annual cash compensation (under our annual performance bonus plan), and long-term equity and cash compensation in the form of restricted stock awards and long-term cash bonuses, which are exclusively performance-based. We believe this combination of fixed and variable cash compensation, a long-term equity interest that is performance-based and vests over time, and a long-term cash bonus based on three-year performance cycles, appropriately incentivizes and rewards management while at the same time encouraging appropriate—but not excessive—levels of risk assumption.

•	The design of our cash compensation programs, which incorporate a variety of performance criteria established under our plans, encourages executives to focus on both our short-term and long-term operational and consolidated financial position and objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a substantial portion of the compensation of each of our NEOs is delivered in the form of a long-term cash bonus. In the case of each of our NEOs, both the annual bonus and the long-term bonus are 100% performance-based and, with the exception of ESG goals (which accounted for 10% of the annual bonus in fiscal 2023 and fiscal 2024 but was removed as an executive compensation performance metric in fiscal 2025), are tied exclusively to objective performance criteria.

•	A significant portion of compensation to our senior executives is delivered through the use of performance-based equity awards, which generally cliff vest after a minimum three-year performance period, provided the applicable performance criteria are achieved. In addition, we have required a post-vesting holding period for equity grants to our two most senior executives—every restricted stock grant to our CEO and COO since January 2014 contains a requirement that the executive hold the shares for a period of two years after vesting. The Compensation Committee believes that the cliff vesting feature of our restricted share awards, together with the applicable performance criteria and a required post-vesting holding period for grants to our most senior executives, focuses our executive team on the long-term success of the Company, aligns their interests with those of our shareholders and, because of the multi-year vesting feature and required post-vesting holding period, subjects senior management to the long-term consequences of risks undertaken to achieve short-term objectives. In fiscal 2024, the grants to our CFO and General Counsel also contain the requirement that the shares be retained for two years after vesting.
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•	A significant portion of cash compensation to each of our NEOs is delivered through our long-term cash bonus program, which provides for the opportunity to earn cash bonuses over a three-year period. Bonuses paid under the long-term cash bonus program are exclusively performance-based and provide additional focus for our most senior executives on the long-term success of the Company, further aligning the interests of these executives with that of our shareholders.

•	We have adopted stock ownership guidelines that serve to align the interests of our directors and executives with those of our shareholders and encourage focus on long-term performance.

•	We have adopted an anti-hedging, anti-pledging policy which prohibits directors and executive officers from purchasing company securities on margin, pledging company securities or entering into a hedging transaction with respect to company securities.

•	We have adopted a clawback policy that provides for the recovery from executive officers of improperly received incentive compensation going back three years in the event of an accounting restatement.

•	The Compensation Committee has, since 2012, engaged Gallagher, an independent compensation consultant, to guide it in making compensation decisions.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

The Compensation Committee is responsible for evaluating and approving the compensation of our NEOs and the presidents of our business units. The Compensation Committee considers recommendations from our CEO with respect to executive compensation matters, except regarding his own compensation. The Compensation Committee regularly utilizes the services of Gallagher to perform analyses and provide recommendations relating to executive compensation matters and takes such information into consideration in making its compensation decisions.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our NEOs under our 2016 Performance Bonus Plan (the “Performance Bonus Plan”), and the mix of compensation for fiscal 2024, the Compensation Committee considered a number of factors. These include the desire to motivate our NEOs and business unit presidents, and align their compensation with the financial performance of the Company and the benefits to shareholders by providing the majority of these executives’ compensation in the form of performance-based compensation, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Committee is also cognizant that the Company’s management, in addition to providing oversight and supervision of the operations of our subsidiaries, is called upon to perform strategic, transactional and financial functions on an ongoing basis.

The Compensation Committee, in consultation with, and based on the advice of, Gallagher, selects and utilizes a peer group of industrial companies (the “Peer Group”) to be used as a factor to consider in making decisions regarding the Company’s executive compensation. The Compensation Committee periodically requests that Gallagher reassess and suggest modifications to the Peer Group to reflect changes in the Company and the constituent companies included within the Peer Group. In July 2022, following the acquisition of Hunter Fan Company and the disposition of Telephonics Corporation, the Committee reconstituted the Peer Group such that the Peer Group better represents the composition of the Company’s businesses. Through fiscal 2024, the Peer Group consisted of the following 19 companies:

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Allegion plc Carlisle Companies Incorporated Dover Corporation Gibraltar Industries, Inc. Leggett & Platt, Incorporated Simpson Manufacturing Co., Inc. UFP Industries, Inc.	American Woodmark Corporation Central Garden & Pet Company Energizer Holdings, Inc. Helen of Troy Limited Lennox International Inc. Spectrum Brands Holdings, Inc.	Armstrong World Industries, Inc. Church & Dwight Co., Inc. Fortune Brands Home & Security, Inc. JELD-WEN Holding, Inc. Masonite International Corporation Trex Company, Inc.

Masonite International Corporation was acquired in May 2024 and, as a result, in early fiscal 2025 the Committee determined to add Resideo Technologies, Inc. and Zurn Elkay Water Solutions Corporation to the peer group. This increases the number of companies in the peer group to 20 for fiscal 2025.

The Committee believes this Peer Group, which consists mostly of public companies in the building products and consumer products industries, best reflects the diversity of the Company’s businesses. Two diversified manufacturing companies (Carlisle and Dover) are also included. Most of the companies chosen had annual revenue of between 40% and 250% of the annual revenue of Griffon, although a few companies with higher revenues were included due to their high concentration of branded products in a relevant industry or due to their status as a diversified manufacturing company identified as the most comparable to Griffon.

While the Committee recognizes the benefit of using this type of comparative information in determining compensation at the corporate level, the Committee also recognizes the inherent limitations of using comparative compensation information from the Peer Group companies, in that such information does not reflect the significant additional responsibilities and skill sets required of the senior management team of a diversified manufacturing company such as ours (for example, with respect to focusing on growth and diversification and the appropriate deployment of and return on capital in our existing businesses, as well as the Company’s financing structure). The Committee therefore utilizes executive compensation within the Peer Group as one factor in setting the Company’s executive compensation levels but retains the flexibility to make decisions regarding executive compensation that it determines are in the best interests of the Company and that will motivate and retain the executive management team.

As noted above, the Compensation Committee evaluates and approves the compensation of our NEOs and the presidents of our business units. Although the Compensation Committee does not set the compensation of Griffon executives below the NEO level or of the executives of our segments below the president level, the Committee is presented with compensation information regarding these executives in order to consider how the compensation levels of these executives relate to the compensation that we pay to the NEOs and to our segment presidents. In addition, in evaluating compensation levels, the Compensation Committee has been cognizant of the challenges presented in attracting and retaining executive talent as well as the broad, expanded roles taken on by our lean corporate executive staff, as described above.

The Compensation Committee continually evaluates Griffon’s compensation practices for our senior management personnel. With respect to fiscal 2024 compensation, the Compensation Committee:

•	selected performance criteria, target levels and payment amounts to be used under the Performance Bonus Plan for fiscal 2024 (short-term component);

•	determined the performance criteria, target levels and payment amounts for our NEOs to be used for the fiscal 2024 through fiscal 2026 period under the long-term cash bonus program; and

•	evaluated short-term and long-term cash bonuses to be paid following the end of fiscal 2024 to each of the NEOs under the Performance Bonus Plan to determine their reasonableness in light of (i) the applicable performance measures and bonus opportunities established by the Compensation
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Committee and (ii) the operational and financial results of the Company for the applicable performance periods; and

•	determined the structure of restricted share grants to our NEOs (including the type of performance measures to be used, the target levels of performance, and the numbers of shares to be granted).

In making each of these decisions, the Compensation Committee consulted with and considered advice provided by Gallagher.

Elements of Executive Compensation

As noted above, our executive compensation program includes four components—base salary; cash incentive bonuses; equity-based compensation; and retirement, health and welfare benefits and other perquisites. As shown in the pie charts below, 89.9% of our CEO’s 2024 compensation was performance-based, and 78.2% of our other NEOs’ 2024 compensation was performance-based.

CEO	Other NEO
2024 Compensation Mix	2024 Compensation Mix

Note: equity awards are based upon grant date value

Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified executives. As discussed above, the Compensation Committee assesses the salaries of our NEOs from time to time by analyzing the compensation paid in the marketplace, including within the Peer Group. Merit increases are considered after annual review, on a subjective basis. Mr. Kramer’s base salary was increased to $1,255,085, effective December 1, 2023 and increased to $1,292,738, effective December 1, 2024, representing a 3.0% increase in each year, the same percentage cost of living increase that was awarded generally to corporate employees.

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Mr. Mehmel’s base salary was increased to $1,114,074 effective December 1, 2023, and to $1,147,496 effective December 1, 2024, representing a 3.0% increase in each year. Mr. Harris’ base salary was increased to $554,226 effective December 1, 2023 (a 5.0% increase), and to $600,000 effective November 13, 2024 (an 8.3% increase); and Mr. Kaplan’s base salary was increased to $495,491 effective December 1, 2023 (a 4.0% increase), and to $510,356 effective December 1, 2024 (a 3.0% increase). For each annual salary increase, 3.0% represents a cost-of-living adjustment, and any increase in excess of 3.0% represents a merit adjustment; except that the increase in Mr. Harris’ salary as of November 13, 2024 was in connection with his promotion to Executive Vice President and Chief Financial Officer.

Cash Incentive Bonuses. We provide cash incentive bonuses that are designed to provide variable incentive compensation opportunities to our executive officers on both an annual and long-term basis, based upon Company and individual performance. For our CEO and COO, all cash incentive bonuses have always been 100% performance-based.

Commencing with fiscal 2019, the Compensation Committee determined to provide our CFO and our General Counsel with annual and long-term cash incentive bonus opportunities based on the same financial performance objectives as our CEO and COO, so that all four NEOs receive bonuses on the basis of consistent performance objectives. As a result, all annual and long-term cash incentive bonus opportunities and awards to all four of our NEOs are 100% performance-based.

Annual and Long-Term Cash Incentive Bonuses. Our Performance Bonus Plan is the plan under which we provide cash incentive compensation to our NEOs. The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific performance goals to be achieved during those periods. The Compensation Committee believes that the Performance Bonus Plan supports our pay-for-performance philosophy by providing annual and long-term cash bonuses to our named executive officers contingent upon the achievement of pre-established and objective performance goals. The long-term bonus program was adopted in response to comments received from shareholders who recommended that cash bonuses be split between long- and short-term achievements.

The Compensation Committee, in consultation with, and based on the advice of, Gallagher, determined that, beginning with fiscal year 2016, it would base approximately 60% of Messrs. Kramer’s and Mehmel’s aggregate target cash incentive compensation opportunity on the achievement of long-term performance goals over a three-year period. As noted above, beginning with fiscal 2019, this applies to Messrs. Harris and Kaplan as well. The long-term bonus component is intended to discourage excessive risk taking and to better align management’s interests with the long-term interests of our shareholders by motivating management to create and maintain long-term, and not just near-term, shareholder value. Through the period beginning with fiscal 2021, the long-term incentive cash bonus opportunities for each performance period were based on achievement of Core EPS. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is unrelated to operations. The Compensation Committee determined that Core EPS should be utilized as the long-term performance objective because it reflects the Company’s results from core ongoing operations and creates an appropriate incentive for our most senior executives to achieve a significant level of, and grow, EPS. The Compensation Committee was advised by Gallagher of the historical correlation between EPS and stock price, and the potential for increases in EPS to result in increases in shareholder value.

In response to comments received from shareholders, for the period beginning with fiscal 2022, the Compensation Committee decided to adopt free cash flow as an additional performance metric for the long-term incentive cash plan. “Free Cash Flow” means net cash provided by operating activities, less expenditures for the acquisition of property, plant and equipment, plus proceeds from the sale of property, plant and equipment, adjusted by the Compensation Committee for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a

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period that extends beyond the performance period or is unrelated to operations. The Committee was advised by Gallagher that Free Cash Flow:

•	is a strong indicator of value creation;

•	is a standard metric used by investors to evaluate company performance;

•	is critical in creating optionality to fund ongoing operations, capital expenditures and the return of capital to shareholders, and/or to deleverage; and

•	like EPS, has a strong correlation to stock price.

Given the strategic importance of the then pending acquisition of Hunter Fan Company, the Compensation Committee determined to also adopt cumulative EBITDA of Hunter as a performance metric for the long-term cash bonus opportunity for the fiscal 2022 to fiscal 2024 period. Hunter is the largest acquisition in Griffon’s history, and the Committee believed it critical that a portion of the NEOs’ long-term bonus opportunity during this period be solely dependent on the integration of Hunter into Griffon’s Consumer and Professional Products segment and the performance of the Hunter business during the first three years following the acquisition. The basis for the EBITDA target established was the forecast presented to Griffon’s Board of Directors at the time of the Board’s approval of the Hunter acquisition.

The Compensation Committee retains the power to reduce (but not increase) any annual or long-term cash bonus actually paid to any of our NEOs to ensure that any such bonus payments are, in the judgment of the Compensation Committee, reasonable and reflect the appropriate amount of compensation payable considering the performance of the Company and the overall compensation paid.

Long-Term Cash Incentive Awards Granted in Fiscal 2024. In early fiscal 2024, each of our NEOs was granted a long-term cash incentive bonus opportunity under the Performance Bonus Plan based on the Company’s aggregate “Core EPS” (75% of the aggregate bonus opportunity), and aggregate “Free Cash Flow” (25% of the aggregate bonus opportunity), for the performance period consisting of fiscal years 2024 to 2026. The following table sets forth the amount of the bonuses that each NEO is eligible to receive under these awards based on each of these metrics for the three-year performance period. With respect to each performance metric, none of the eligible bonus will be paid if the Company’s performance for such metric is below the specified minimum; and if any of the relevant performance metrics fall in between the amounts set forth below, the bonus amounts earned will be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2024 to fiscal 2026 are as follows:

	Aggregate Core EPS	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$10.66	$1,350,000	$337,500	$135,000	$135,000
Target	$13.33	$2,700,000	$675,000	$270,000	$270,000
Maximum	$16.00	$4,050,000	$1,012,500	$405,000	$405,000

	Aggregate Free Cash Flow	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$570,477,000	$450,000	$112,500	$45,000	$45,000
Target	$713,096,000	$900,000	$225,000	$90,000	$90,000
Maximum	$855,715,000	$1,350,000	$337,500	$135,000	$135,000
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The Company has seen significant growth in Core EPS in recent years. As shown in the chart below, using fiscal 2020 as the base year, Core EPS has increased from $1.33 per share in fiscal 2020 to $5.12 per share in fiscal 2024, representing a 40.1% compounded annual growth rate during the five-year period fiscal 2020 through fiscal 2024:

Core EPS*

The aggregate target Core EPS level of $13.33 for the period fiscal 2024 to fiscal 2026 represents a 13.7% increase from the aggregate target Core EPS level of $11.72 for the immediately prior three-year period fiscal 2023 to fiscal 2025.

Long-Term Cash Incentive Awards Payable following Fiscal 2024. In December 2021 the Compensation Committee granted long-term cash incentive bonus opportunities to the NEOs. The following table sets forth the amount of the bonuses that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible to receive under these awards based on the Company’s Core EPS, the Company’s free cash flow and the EBITDA of Hunter Fan Company for the performance period. With respect to each separate performance measure, no amount would be paid if the actual amount for the performance period was below the specified minimum, and bonuses with respect to each performance measure between the threshold and target, or between the target and maximum, would be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2022 to fiscal 2024 were as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$5.66	$1,170,000	$292,500	$117,000	$117,000
Target	$7.07	$2,340,000	$585,000	$234,000	$234,000
Maximum	$8.48	$3,510,000	$877,500	$351,000	$351,000

* For a reconciliation of Earnings (loss) per share from continuing operations to adjusted EPS from continuing operations (which equates to Core EPS) for 2024, 2023, 2022, 2021 and 2020, see Appendix A to this Proxy Statement. Earnings (loss) per share from continuing operations was $4.23 for 2024, $1.42 for 2023, $(5.57) for 2022, $1.32 for 2021 and $0.92 for 2020.

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	Aggregate Free Cash Flow	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$308,750,000	$450,000	$112,500	$45,000	$45,000
Target	$385,938,000	$900,000	$225,000	$90,000	$90,000
Maximum	$463,126,000	$1,350,000	$337,500	$135,000	$135,000

	Aggregate Hunter EBITDA	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$204,000,000	$180,000	$45,00	$18,000	$18,000
Target	$255,000,000	$360,000	$90,000	$36,000	$36,000
Maximum	$306,000,000	$540,000	$135,000	$54,000	$54,000

Because the Committee originally adopted the Core EPS and free cash flow target (and threshold and maximum) levels in early fiscal 2021, the original levels approved did not reflect the sale of Telephonics, which closed in June 2022. The levels set forth above reflect adjustments approved by the Committee following the Telephonics disposition, to reflect the removal of any contributions from Telephonics for the stub period in fiscal 2022. This type of adjustment is contemplated by the Performance Bonus Plan and is consistent with the Committee’s past practice of making adjustments, as appropriate, to account for significant acquisitions and dispositions.

After the conclusion of fiscal 2024 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which the Core EPS, free cash flow and Hunter EBITDA performance targets for the fiscal 2022 to fiscal 2024 period were attained. Using fiscal 2021 as the base year, Core EPS from continuing operations increased from $1.68 in 2021 to $5.12 in 2024, reflecting a compound annual growth rate of 45.0%; and free cash flow from continuing operations increased from $33,094,000 in 2021 to $326,122,000 in 2024, reflecting a compound annual growth rate of 114.4%. Aggregate Core EPS for the fiscal 2022 through 2024 period was $13.73, and aggregate free cash flow for this period was $732,086,000. Aggregate Hunter EBITDA for the years fiscal 2022 through fiscal 2024 was below $204,000,000, the threshold amount required for any portion of the bonus based on Hunter EBITDA to be paid.

Based on the aggregate Core EPS, free cash flow and Hunter EBITDA amounts for the fiscal 2022 to fiscal 2024 period, the Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, long-term cash incentive bonuses as follows:

Executive	Amount based on Aggregate Core EPS	Amount based on Aggregate Free Cash Flow	Amount based Aggregate Hunter EBITDA	Total Bonus Awarded
Ronald J. Kramer	$3,510,000	$1,350,000	$0	$4,860,000
Robert F. Mehmel	$877,500	$337,500	$0	$1,215,000
Brian G. Harris	$351,000	$135,000	$0	$486,000
Seth L. Kaplan	$351,000	$135,000	$0	$486,000

In making the determination not to reduce these amounts by applying negative discretion, and to award the amounts set forth above, the Committee noted the record performance of the Company in fiscal 2024, during which management oversaw the successful implementation of a significant initiative to alter the structure of Ames’ U.S. long handle tool, material handling and wood storage and organization product lines, to change it to an asset-light model. The Committee also took note of the amendment to the Company’s credit facility to lower

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the pricing of the Term Loan B, as well as the strength of the Company’s liquidity and balance sheet; the Company has no significant debt maturity until 2028.

2024 Annual Cash Incentive Bonuses. In accordance with and pursuant to the Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective financial metrics on which 90% of annual bonuses for fiscal 2024 were dependent, with the remaining 10% eligible to be earned based on performance in certain ESG areas. The financial metrics were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal 2024 reviewed by the Board of Directors. Consistent with these objectives, the Compensation Committee determined that annual financial metrics should be established in two different areas—achieving strong operating results, as measured by EBITDA, and continuing to strengthen Griffon’s balance sheet, as measured by working capital level. For fiscal 2024, as in recent years, while the Compensation Committee continued to believe it important to use working capital as a performance measure to create an appropriate incentive to maintain liquidity and financial strength, the Compensation Committee desired to continue to put a significantly stronger emphasis on operating results and to weigh EBITDA performance more heavily. Thus, EBITDA performance was assigned a weighting accounting for approximately 75% of the annual cash bonus opportunities for our NEOs, and working capital targets were assigned an approximate 15% weighting.

As noted above, 10% of the annual cash bonus opportunity for fiscal 2024 was dependent on performance in certain areas of ESG. In particular, the Committee evaluated performance in the following five areas to determine if this component of the fiscal 2024 annual bonus opportunity was earned: (i) safety performance; (ii) progress towards the “30 by 2030” campaign (to reduce each of carbon air emissions, water use, hazardous waste generated, and lost time and recordable injuries, 30% by the year 2030); (iii) succession planning and leadership development at HBP and at CPP; (iv) improvement in supply chain management; and (v) maintaining controls relating to legal and ethical business conduct. Griffon, like many companies, views many aspects of its ESG program as a long-term, multi-year undertaking (such as setting numerical goals and tracking the data necessary to measure achievement against such goals), and therefore the Committee determined that each NEO would be eligible to earn a single, fixed amount based on ESG achievement in fiscal 2024. Such amount would be earned if, and only if, the Company achieved at least overall satisfactory performance in fiscal 2024 in the five areas of ESG indicated above.

Annual bonus eligibility amounts based on financial metrics were established based on various levels of achievement of EBITDA for fiscal 2024 and working capital as of September 30, 2024, as follows:

	EBITDA level	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$400,000,000	$700,000	$175,000	$70,000	$70,000
Target	$471,000,000	$1,575,000	$393,750	$157,500	$157,500
Maximum	$518,000,000	$2,890,000	$722,500	$289,000	$289,000

	Working Capital level
Threshold	$614,000,000	$220,000	$55,000	$22,000	$22,000
Target	$634,000,000	$315,000	$78,750	$31,500	$31,500
Maximum	$654,000,000	$566,667	$141,667	$56,667	$56,667

The EBITDA levels at which a bonus would be paid to Messrs. Kramer, Mehmel, Harris and Kaplan increased from a range of $377,400,000 (threshold) to $488,400,000 (maximum) for 2023 to a range of $400,000,000 (threshold) to $518,000,000 (maximum) for 2024, representing an approximate 6% increase in the threshold and maximum levels. This follows an approximate 42% increase in such levels from fiscal 2022 to fiscal 2023. Because the Company sets robust targets to attain growth, the Committee believes a range is appropriate so that opportunities are meaningful given varying economic and operational conditions.

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Against this background, the Compensation Committee establishes EBITDA targets after the Board has reviewed the Griffon operating plan developed by management for the coming fiscal year. That operating plan incorporates the plans and budgets of each of the Company’s operating subsidiaries as well as corporate expense, and requires that certain levels of organic growth be achieved for the payment of target bonuses at the subsidiary levels. The Compensation Committee considered a variety of factors when EBITDA target levels were set for fiscal 2024, such as

•	the challenging U.S. and global economic environment resulting from a number of factors, such as ongoing international military conflicts, high interest rates, wavering consumer confidence and the uncertainty regarding future trends relating to residential and commercial construction, remodeling and renovation, which has a direct impact on the Company’s businesses

•	the ongoing strategic initiative relating to expanding the global sourcing strategy for CPP’s U.S. long handle tool, material handling and wood storage and organization product lines, and the resulting difficulties in retaining, motivating and incentivizing executives and key employees at CPP

•	that the setting of appropriate consolidated EBITDA targets would create an incentive to control general and administrative expenses.

In establishing working capital targets, the Compensation Committee considered the capital requirements necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal 2024. The Compensation Committee also considered anticipated cash expenditures for fiscal 2024. The Compensation Committee believes that working capital is an appropriate measure of financial strength and stability because it prevents excessive reliance on short-term borrowing, thereby reducing the Company’s exposure to uncertainties of the capital markets. Importantly, the Compensation Committee also recognized the inherent tension between maintaining a strong working capital position and the mandates of the Company’s Board of Directors to increase earnings growth through acquisitions of synergistic or complementary businesses and to return cash to shareholders through share repurchases and dividends. The Compensation Committee also recognized that in view of the Board’s role in establishing the level of share repurchases and in approving acquisitions, decisions with respect to these activities and the consequences of those decisions are not ultimately within the control of management. To address this balance, and to eliminate any disincentive for management to pursue strategic acquisitions as well as to avoid penalizing management for implementing the Board-authorized share repurchase program, the Compensation Committee determined that the appropriate barometer should be an adjusted working capital measure that is not reduced by amounts expended in connection with share repurchases, and that is reduced by 50% (as opposed to 100%) of acquisition expenses (the “adjusted working capital”).

In selecting the relevant areas of ESG to be considered for purposes of determining whether the ESG-based portion of the fiscal 2024 annual bonus opportunity is earned, the Committee considered Griffon’s ESG priorities, as set forth in Griffon’s calendar 2022 annual ESG report. This report was published to Griffon’s website in late calendar 2023 and, although it has since been replaced with Griffon’s calendar 2023 annual Sustainability report, Griffon’s ESG priorities remain substantially the same.

After the conclusion of fiscal 2024 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which EBITDA and working capital targets established for annual bonus opportunities for fiscal 2024 were attained and considered the extent to which annual bonuses based on such targets would be paid. The Committee also reviewed the Company’s achievements and progress in the five areas of ESG relevant to determining if the portion of the fiscal 2024 annual bonus based on ESG was earned. The Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, bonus amounts as follows, based on achieving adjusted EBITDA of $515.7 million and working capital as of the end of fiscal 2024 of $816.0 million, and based on the determination that the Company achieved better than satisfactory performance, overall, in the five areas of ESG referenced above:

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Executive	Amount based on EBITDA	Amount based on Working Capital	Amount based on ESG	Total Bonus Awarded
Ronald J. Kramer	$2,825,516	$566,667	$210,000	$3,602,183
Robert F. Mehmel	$706,379	$141,667	$52,500	$900,546
Brian G. Harris	$282,552	$56,667	$21,000	$360,218
Seth L. Kaplan	$282,552	$56,667	$21,000	$360,218

In making the determination not to apply negative discretion and to therefore award each of our NEOs the bonus amount based on the calculations as described above, the Compensation Committee considered factors similar to those that it considered in determining the amounts to be awarded to our NEOs with respect to the long-term cash bonus incentive opportunity for the fiscal 2022 through fiscal 2024 period, as described above.

Aggregate Cash Bonuses Paid to NEOs. Based on the above, the aggregate cash bonus amounts paid to our NEOs following the end of fiscal 2024 are as set forth below. These amounts appear in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation” for the year 2024.

Executive	Amount based on long- term incentive bonus opportunity (performance period—October 1, 2021 to September 30, 2024)	Amount based on short- term incentive bonus opportunity (performance period— fiscal 2024)	Total bonus awarded
Ronald J. Kramer	$4,860,000	$3,602,183	$8,462,183
Robert F. Mehmel	$1,215,000	$900,546	$2,115,546
Brian G. Harris	$486,000	$360,218	$846,218
Seth L. Kaplan	$486,000	$360,218	$846,218

Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build shareholder value over the long-term by aligning their interests with the interest of shareholders. Since 2006, we have granted equity-based awards in the form of restricted stock, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

Since fiscal 2012, all restricted share awards granted to our NEOs, with the exception of one award granted to each of our NEOs in December of 2020, have been 100% performance-based. This further reflects the Committee’s philosophy of aligning executive compensation with the financial performance of the Company, and motivating executives, by providing a substantial portion of our executives’ compensation in the form of performance-based compensation. We have been advised by Gallagher that the Company is included in a minority of public companies that has granted almost exclusively performance-based equity awards to its named executive officers in recent years.

The Compensation Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability, growth and financial position.

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As of October 1, 2024, there were 2,377,532 shares of common stock available for future awards under our 2016 Equity Incentive Plan. The Compensation Committee believes that this Plan enables us to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance.

Prior to fiscal 2024, Messrs. Harris and Kaplan received restricted stock grants structured in a manner different than the structure used for restricted stock grants to Messrs. Kramer and Mehmel (for example, using a different performance metric). In response to shareholder input, beginning with fiscal 2024, Messrs. Harris and Kaplan now receive restricted stock grants structured in exactly the same manner as the grants to Messrs. Kramer and Mehmel, which will further align the interests of our most senior executives.

Each of Messrs. Kramer, Mehmel, Harris and Kaplan received two restricted stock grants with a grant date of March 20, 2024 – one using ROIC as a performance metric, and one using comparative TSR as a performance metric. These are the same performance metrics used for restricted stock grants to Messrs. Kramer and Mehmel in fiscal 2022 and fiscal 2023. The grants in fiscal 2024 were split such that, for each executive, the ROIC grant constitutes 60% of the total value, and the TSR grants constitutes 40% of the total value, of the grants to that executive. The grants to Messrs. Kramer and Mehmel in the prior two years were split 50% based on ROIC and 50% based on TSR. The Committee approved this change because management has a higher level of control over ROIC than TSR, and because achieving a higher level of ROIC created alignment with the successful execution of the CPP strategic initiative to expand the global sourcing strategy for its long handle tool, material handling and wood storage and organization product lines. For the fiscal 2024 grants, the Committee also increased the amount of shares eligible to be earned at the maximum performance level from 200% of target to 300% of target, as a means to incentivize and reward extraordinary performance. The Committee was advised by Gallagher that a number of companies in the marketplace now provide that executives can earn 300% (or more) of the target number of shares at the maximum level of performance.

The ROIC grant requires that the Company achieve average ROIC, for calendar years 2024, 2025 and 2026, of at least 15.6%, at which level the threshold number of shares will vest. The following table shows the number of restricted shares eligible to be earned by each of the NEOs, at various levels of achievement of average ROIC:

	Average ROIC of 15.6% (threshold)	Average ROIC of 19.5% (target)	Average ROIC of 23.4% (max)
Ronald J. Kramer	20,380	40,760	122,280
Robert F. Mehmel	10,190	20,380	61,140
Brian G. Harris	4,076	8,152	24,456
Seth L. Kaplan	4,076	8,152	24,456

If average ROIC is not at least 15.6%, the entire stock grant is forfeited. Linear interpolation will be used to determine the number of shares that will vest should average ROIC be between the levels set forth above.

Average ROIC was first used as a performance metric for the equity grants to Messrs. Kramer and Mehmel in fiscal 2022. In selecting ROIC as a performance metric, the Compensation Committee took into account feedback from institutional shareholders in which it was suggested that some type of return measure, such as return on invested capital or return on equity, be incorporated as a performance metric into Griffon’s executive compensation program. Gallagher also advised the Committee that:

•	ROIC is an excellent measure of evaluating shareholders’ equity and long-term debt

•	Institutional investors commonly use ROIC to evaluate the performance of portfolio stocks

•	ISS utilizes ROIC as part of its financial performance review

•	ROIC is used by many public companies as part of their incentive compensation program for senior executives

ROIC for a particular period is defined as net operating profit after tax (“NOPAT”) for such period divided by the average of invested capital as of the beginning of such period and invested capital as of the end of such period, where:

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•	NOPAT = adjusted operating profit for the relevant period multiplied by the difference between 1 and the normalized tax rate for such period

•	adjusted operating profit = operating income plus other income plus amortization, adjusted, as determined by the Compensation Committee, for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period or is unrelated to operations

•	invested capital = all long-term debt, including the current portion, plus equity, minus cash

The TSR grant requires that the TSR of the Company’s common stock for the March 20, 2018 through December 31, 2026 period (the “Performance Period”) be in at least the 25th percentile of the TSRs of all companies that are included in the Russell 2000 at both the beginning and end of the Performance Period; at this level, the threshold number of shares will vest. The following table shows the number of restricted shares eligible to be earned by each of Mr. Kramer and Mr. Mehmel, at various levels of achievement of the TSR percentile as compared to the Russell 2000 during the Performance Period:

	TSR percentile of 25% (threshold)	TSR percentile of 50% (target)	TSR percentile of 75% (max)
Ronald J. Kramer	13,587	27,173	81,519
Robert F. Mehmel	6,794	13,587	40,761
Brian G. Harris	2,718	5,435	16,305
Seth L. Kaplan	2,718	5,435	16,305

If the TSR percentile is not at least 25%, the entire stock grant is forfeited. Linear interpolation will be used to determine the number of shares that will vest should the TSR percentile be between the levels set forth above. Notwithstanding the above, if Griffon’s TSR is not positive during the Performance Period, then the maximum number of shares that can vest is the target number of shares.

Both the ROIC grants and TSR grants were originally scheduled to vest on December 31, 2026. Each of these grants were recently amended to change the vesting date to January 31, 2027 to align with the anticipated timing of the required certification by the Compensation Committee as to the number of shares earned and the taxable income, and related withholdings, upon vesting. The March 10, 2022 ROIC grants and TSR grants to Messrs. Kramer and Mehmel, which were originally scheduled to vest on December 31, 2024, were similarly amended; such grants will now vest on January 27, 2025 (which date aligns with the January 27, 2025 vesting date of the restricted stock awards held by Messrs. Kramer and Mehmel that were granted on January 27, 2021).

In order to further mitigate incentives for excessive risk taking, these awards require the recipients to hold the shares for two years after they vest. These awards are subject to earlier vesting at the target level in the event of death or disability, and at the greater of the target level and the level based on performance to date in the event of a termination without cause (or by the executive for good reason) in connection with a change in control of the Company. In the event of a termination without cause (or by the executive for good reason) other than in connection with a change of control, the award is subject to vesting on a pro rata basis at the end of the Performance Period (but only to the extent the applicable performance condition has been met).

Consistent with the philosophy descried above, the Compensation Committee determined to grant the equity awards described above to each of Messrs. Kramer, Mehmel, Harris and Kaplan (i) based on a subjective analysis of the executive’s performance, (ii) to provide enhanced retention and motivation for the executive, (iii) to reflect the Company’s philosophy that (a) a substantial portion of the compensation of its senior executives should be performance-based, and (b) the largest grants should be awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to influence our profitability, growth and financial position, (iv) to align the interests of our NEOs more closely with the interests of our shareholders, and

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(v) as a measure of compensation risk to management in that it requires the executive to remain with the Company for a significant period of time before vesting of the equity award and effectively subjects the executive to the same share value risks to which our shareholders are subject during the cliff vesting period.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year cliff vesting period (in addition to our performance vesting requirements and conditions), and has determined that cliff vesting, rather than pro-rata annual vesting, better aligns an executive’s compensation interests with the long-term business strategies and tactics of the Company over the vesting period. The Compensation Committee also believes that cliff-vesting (in addition to our performance vesting requirements and conditions) reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term shareholder value. The long-term vesting requirement is therefore also intended to discourage excessive risk taking by management, as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest.

Accordingly, all outstanding restricted share awards granted to our NEOs provide for cliff vesting and a multi-year performance period that is generally at least three years and is subject to satisfying the applicable performance vesting requirements.

Retirement, Health and Welfare Benefits and Other Perquisites. Our executive officers are entitled to participate in the employee benefit plans made available to our employees generally, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) Retirement Plan and the ESOP. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our NEOs pursuant to supplemental health insurance plans that cover certain medical expenses not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car, car allowance, long-term care insurance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Mehmel, Harris and Kaplan pursuant to the terms of their respective employment agreements and as a means to retain their services. We also reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting services. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers.

Nonqualified Deferred Compensation Plan

We maintain a Nonqualified Deferred Compensation Plan (the “NDCP”) for a select group of eligible employees of Griffon Corporation, including the NEOs. Under the NDCP, each participating employee is permitted to defer up to 8% of such employee’s “excess” compensation for any plan year. “Excess” compensation means cash compensation in excess of the Internal Revenue Code (“IRC”) limit on compensation that can be taken into account under our qualified 401(k) Plan (this limit, which we refer to as the “IRC Limit”, is $345,000 for calendar year 2024), subject to a maximum of such excess compensation in any given year equal to the difference between $2,000,000 and the IRC Limit for that plan year. We will match 50% of the amount a participant defers into the NDCP, and so the aggregate matching contribution amount for a plan year will not exceed 4% of the participant’s excess compensation for that plan year. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service, subject to accelerated vesting if a participant dies or becomes disabled, or upon a change in control. This is the same vesting schedule as under our 401(k) plan. All of our current executive officers have over three years of service and therefore are fully vested in their matching contributions. Participants are permitted to choose from a variety of investment options for their elective deferrals and matching contributions. Participants can elect for distributions to commence within 30 days after (a) termination of employment, or (b) twelve or twenty-four months after termination of employment, and can elect to receive either a single lump sum cash payment or a series of substantially equal instalments over a three, five or ten year period. See the table included under the section titled “Nonqualified Deferred Compensation Plan in 2024” on page 78 for details

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regarding the employee and employer contributions made to the NDCP during fiscal 2024, as well as certain other information, for each of the NEOs.

Employee Stock Ownership Plan

The Company has maintained an Employee Stock Ownership Plan (“ESOP”) since 1983. All of our U.S. employees who work 1,000 or more hours per year (a “Year of Service”), including our NEOs, are eligible to participate in the ESOP, except those who are members of a collective bargaining unit. Approximately 75% of our employees are in the U.S.; and of those, approximately 70% currently participate in the ESOP. Annual contributions are made to the ESOP in such amounts as the Company’s Board of Directors may determine in its discretion, although the Company will at a minimum make contributions sufficient to permit the ESOP to remit the scheduled debt repayments on its outstanding loan from the Company (discussed below). Contributions to the ESOP are invested primarily in the Company’s common stock.

The ESOP, through its trustee, currently Principal Financial Services, Inc. (the “Trustee”), may borrow funds for the purpose of purchasing Company common stock. In March 2019, a previously outstanding loan from a third-party bank to the ESOP was refinanced with an internal loan from the Company. The internal loan is secured by the shares purchased with the proceeds from the loan (including the shares purchased with that portion of the previously outstanding loan from the third-party bank that was refinanced with the internal loan). When payments of principal and interest on the loan are made, the number of shares of common stock acquired through such loan (based on the portion of principal and interest paid) are released and allocated to eligible participants at the end of the applicable plan year. Eligible participants are those employees who (i) are employed by the Company on the last day of the plan year and have completed at least one year of service prior to the end of the plan year, or (ii) terminated employment during the plan year due to attainment of age 65, death or disability during the plan year. Generally, the number of shares allocated to a participant for a plan year is based on the ratio of the participant’s compensation for the plan year (up to a maximum of the IRC Limit in effect at that time) to the total compensation for the plan year of all eligible participants. Participants vest in the contributions made on their behalf over time and become 100% vested after two years of service. No contributions are required of, nor accepted from, any employee. Historically, the amount of the Company’s annual contributions to the ESOP have solely been the amount necessary to satisfy the ESOP’s obligations for such plan year with respect to the ESOP’s loan.

The loan from Griffon to the ESOP was fully repaid in December 2024. As of December 31, 2024, there were 4,166,038 shares of common stock in the ESOP, all of which were allocated to participant accounts.

The Trustee is considered the shareholder for the purpose of exercising all owners’ and shareholders’ rights with respect to the Company’s common stock held in the ESOP, except for voting rights. Subject to the Trustee’s fiduciary duties with respect to the ESOP, the Trustee will vote the shares held by the ESOP as follows:

•	shares that have been allocated to a participant’s ESOP account (whether vested or unvested) for which voting instructions have been received are voted in accordance with such instructions;

•	shares that have been allocated to a participant’s ESOP account for which voting instructions have not been received are voted in the same proportions as those votes cast by participants who have submitted voting instructions; and

•	shares that have not been allocated to a participant’s account are voted in the same proportions as those votes cast with respect to shares allocated to participants’ accounts (although, as of the record date, there were no shares that have not been allocated to a participant’s account).
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The ESOP was frozen as of September 30, 2024. This means that, for plan years after this date, no additional employees will become participants in the ESOP, and no new contributions will be made to the ESOP (and therefore the ESOP will not acquire any additional shares). The ESOP has not been terminated, however; and the Board can, at any future point time, determine to “unfreeze” the ESOP by causing additional contributions to be made to the ESOP in the form of shares, or cash that could then be used to acquire additional shares.

While ESOP participants will no longer receive allocations for years starting with fiscal 2025, the Compensation Committee approved an amendment to the 401(k) plan to provide for a new annual discretionary profit-sharing contribution beginning with calendar year 2025. Although the profit-sharing contribution each year is within the discretion of the Compensation Committee, the intent is to provide, for each U.S. employee who meets certain eligibility criteria similar to those under the ESOP, a contribution to such employee’s 401(k) plan account equal to 1% of such employee’s total eligible annual cash compensation (capped at the IRC compensation limit that can be taken into account under a qualified 401(k) plan). There is no guaranty, however, that the Compensation Committee will approve a profit-sharing contribution each year.

Employment Agreements

In March 16, 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. We entered into amendments to this agreement with Mr. Kramer on February 3, 2011, December 12, 2013, April 28, 2022 and November 14, 2022, and such agreement was amended and restated on May 8, 2024. Pursuant to the terms of the employment agreement, as amended and restated, Mr. Kramer’s term of employment continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The employment agreement provided an initial annual base salary to Mr. Kramer of $775,000, which base salary has been increased as described above. Under the employment agreement, Mr. Kramer received grants of restricted stock that have now vested and is eligible for annual and long-term cash bonuses as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On December 7, 2012, we entered into an employment agreement with Robert F. Mehmel, pursuant to which he became our President and Chief Operating Officer effective December 10, 2012. We entered into an amendment to this agreement with Mr. Mehmel on November 14, 2022, and such agreement was amended and restated on May 8, 2024. Under the employment agreement, as amended and restated, we provided an initial annual base salary to Mr. Mehmel of $700,000 per annum, which base salary has been increased as describe above. Mr. Mehmel is eligible for an annual and long-term cash bonuses as determined by the Compensation Committee, with the target aggregate bonus amount to be not less than 100%, and the maximum aggregate potential bonus amount to be not less than 200%, of Mr. Mehmel’s base salary. We also provided a grant of 300,000 performance-based restricted shares to Mr. Mehmel as an inducement grant necessary to recruit him, which has since vested. Upon termination of his employment under certain circumstances, Mr. Mehmel is also entitled to certain severance payments, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On June 1, 2015 and July 30, 2015, we entered into an offer letter and severance agreement, respectively, with Brian G. Harris, pursuant to which he became our Senior Vice President and Chief Financial Officer effective August 1, 2015. We entered into amendments to the severance agreement with Mr. Harris on April 28, 2022 and November 14, 2022; such agreement was amended and restated on May 8, 2024; and such agreement was further amended on November 13, 2024. Mr. Harris was promoted to Executive Vice President and Chief Financial Officer as of November 13, 2024, and the November 13, 2024 amendment updated all references to “Senior Vice President” in Mr. Harris’ severance agreement to be references to “Executive Vice President”. The offer letter provided for Mr. Harris to receive an initial annual base salary of $340,000, which base salary has been increased as described above. Mr. Harris is eligible for an annual cash bonus, with a target of not less than 50% of base salary. Under his severance agreement, Mr. Harris is entitled to receive severance

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payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On April 27, 2010, we entered into an offer letter and severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. We entered into an amendment to the severance agreement with Mr. Kaplan on April 28, 2022 and November 14, 2022, and such agreement was amended and restated on May 8, 2024. The offer letter provided for Mr. Kaplan to receive an initial annual base salary of $312,500, which base salary has been increased as described above. Mr. Kaplan is eligible for an annual cash bonus with a target of no less than 50% of base salary. Pursuant to his employment agreement, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock, which has since vested. Under his severance agreement, Mr. Kaplan is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

With respect to the agreements described above, each of Messrs. Kramer, Mehmel, Kaplan and Harris has agreed to customary non-competition and non-solicitation provisions that extend for post-termination periods of twelve to eighteen months, as well as customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. A “change in control” in these agreements is generally defined to include (i) the acquisition by a person or entity of more than 30% of the voting securities of our Company, (ii) a change (or changes) in the current Board of Directors such that the current directors no longer constitute a majority of the Board (provided that directors approved by the existing Board will be considered to be part of the current Board for this purpose), (iii) certain merger or sale of assets transactions, and (iv) the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company. Pursuant to the agreements described above, we provide certain perquisites to our named executive officers, as described above under “Retirement, Health and Welfare Benefits and Other Perquisites” and as reflected in the Summary Compensation Table.

As indicated above, on May 8, 2024, we amended and restated the employment agreements with Messrs. Kramer and Mehmel, and the severance agreements with Messrs. Harris and Kaplan (the “NEO Agreements”). These amendments and restatements followed a comprehensive review of the NEO Agreements undertaken by the Compensation Committee. The definition of “Change in Control” in each NEO Agreement was amended to align the definition across the NEO Agreements (that definition is summarized above). Other material changes to the amended and restated NEO Agreements include: (i) clarifying that “Good Reason” includes any material diminution in status, office, title or reporting requirement, whether or not occurring solely as a result of Griffon ceasing to be a publicly traded entity or a Change in Control; (ii) providing that severance following a Change in Control will not be reduced by a decrease in the executive’s base salary or bonus after a Change in Control; (iii) requiring that any determination of Cause following a Change in Control must be approved by two-thirds of the applicable board of directors, after the executive has had a chance to address the board (with counsel present); and (iv) for the NEO Agreements with Messrs. Mehmel, Harris and Kaplan, removing the prior unilateral right of Griffon to terminate the NEO Agreement, upon a prescribed period of notice, without payment of severance.

The amended and restated NEO Agreements were also revised to reflect the current structure of the cash bonus program in which the NEOs participate (the bonus program originally consisted of solely an annual cash bonus but was modified after the original NEO Agreements were in place to be split into an annual cash bonus and a long-term cash bonus), remove irrelevant legacy provisions, and incorporate prior amendments.

Stock Ownership Guidelines

In November 2010, we adopted stock ownership guidelines that require that our executive officers acquire over time, and retain, a certain number of shares of our common stock. These stock ownership guidelines were amended in 2012 and in March 2022. Under the Company’s stock ownership guidelines, as amended:

•	the target number of shares for compliance is stated in a dollar amount
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•	the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar value through ownership of shares of common stock and to retain the target amount of shares until termination of service

•	the target dollar value is as follows:

Position	Target Dollar Value
CEO	5x Salary
President	4x Salary
CFO	3x Salary
Other Executive Officers	2x Salary
Business Unit Presidents	2x Salary

•	until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

•	testing for compliance is done quarterly

•	once the executive holds the target dollar value as of a testing date, the executive is deemed to be in compliance with the policy so long as such executive continues to hold at least the number of shares such executive held as of that testing date

•	the following shares count toward reaching the applicable guideline amount:

—	restricted shares granted under our equity incentive plans

—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—	shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

•	if an executive fails to be in compliance within the applicable three-year period, this can be considered by the Compensation Committee in determining future equity awards

Under these guidelines, each of our executive officers, and business unit presidents, holds shares with a value greater than the applicable target dollar value. If, at the end of the initial three-year period, an executive does not hold shares with the requisite target value, such executive is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes). We monitor compliance with the guidelines on a periodic basis. Our stock ownership guidelines apply to directors as well, as described below in the discussion of director compensation. We amended our stock ownership guidelines in March 2022 to increase the value of shares of Griffon common stock expected to be acquired by each director (from three times to four times the base annual retainer fee); this amendment also lengthens the time after joining the board by which a new director is expected to acquire such value of shares, from three years to four years.

Mr. Kramer, our Chief Executive Officer, holds over 1,500,000 shares of our common stock directly, which is well in excess of his target number of shares under our stock ownership guidelines of approximately 88,000 (based on Griffon’s stock price as of December 31, 2024). Mr. Kramer acquired a substantial portion of his directly held shares through investment of his personal assets. Including restricted shares, Mr. Kramer holds approximately 6.0% of our outstanding common stock.

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Policy on Insider Trading

Our Policy on Insider Trading governs the purchase, sale and other dispositions of our securities by our directors, officers and employees. This policy has been reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and NYSE listing standards. Our Policy on Insider Trading is filed as Exhibit 19.1(a) to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Policy Against Pledging and Hedging Company Securities

Our Policy on Insider Trading prohibits our directors, officers, business unit Presidents and certain other key employees from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of such person’s company security holdings, and (iii) purchasing company securities on margin or holding company securities in a margin account. Because these types of activities could result in a sale of company securities at a time when the director or employee has material inside information, or could create a situation in which a director or employee owns company securities without the full risks and rewards of ownership, our Board believes it prudent to prohibit our directors, officers and key employees from entering into these types of transactions. All directors and officers have indicated they are in compliance with this policy.

Clawback Policy; Potential Impact on Compensation from Executive Misconduct

We originally adopted a Clawback Policy in 2013; in 2023 we amended and restated our Clawback Policy to be in compliance with the final rules adopted by the SEC in June 2023. Under our Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Company shall be entitled to recover (and shall seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance. To ensure that we can enforce the Clawback Policy, we require each executive officer subject to the policy to execute an acknowledgement stating that the executive has received and reviewed the policy and is fully bound by the policy. We also added a clawback provision to the form of agreement used for equity grants to our executive officers.

In addition, if the Board or an appropriate committee of the Board determines that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include termination of employment and initiating an action for breach of fiduciary duty. These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

Tax Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1 million for each covered executive officer in any taxable year. Until 2018, compensation that was “performance-based” under the Internal Revenue Code’s definition was exempt from this limit. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, and one of its provisions eliminated the “performance-based” exception for deducting compensation in excess of $1 million under Section 162(m). In addition, under prior tax law, an individual would no longer be considered a “covered executive” under Section 162(m) if the individual was no longer classified as a named executive officer; however, under the new tax law, once a person is identified as a named executive officer, such person will then permanently be considered to be a covered executive (and therefore subject to the $1 million deductibility limit even after such individual is no longer a named executive officer).

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Our policy with respect to compensation paid to our covered executive officers is that compensation will generally be designed consistent with our compensation philosophy and with the intent of providing appropriate incentives to attract, retain, motivate and reward our executives. Although the Compensation Committee considers the tax impact of compensation to our executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is in the best interests of the Company.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such executive’s compensation. As stated above, the Compensation Committee has established a policy against providing tax gross-ups to executives, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our NEOs.

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EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of September 30, 2024:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	2,377,532
Equity compensation plans not approved by security holders	—	—	—

(1)	Excludes restricted shares and restricted stock units issued in connection with our equity compensation plans; as of September 30, 2024, 2,417,200 unvested shares of restricted stock had been awarded under our equity compensation plans and remained subject to certain forfeiture conditions. The total reflected in column (c) includes shares available for grant as any type of equity award under the 2016 Equity Incentive Plan.

Compensation Committee Report

We have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Compensation Committee

Jerome L. Coben Lacy M. Johnson Samanta Hegedus Stewart Cheryl L. Turnbull (Chair)
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Summary Compensation Table

The following table sets forth all compensation for the fiscal years ended September 30, 2024, 2023 and 2022 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total($)
Ronald J. Kramer	2024	1,248,992	6,411,093	8,462,183	(2)	423,192	16,545,460
Chairman and Chief Executive Officer	2023	1,212,614	2,432,249	9,066,667		398,016	13,109,546
	2022	1,177,295	3,637,347	9,066,667		407,659	14,288,968

Robert F. Mehmel	2024	1,108,666	3,205,617	2,115,546	(2)	223,535	6,653,364
President and Chief Operating Officer	2023	1,076,374	1,216,125	2,266,667		241,832	4,800,998
	2022	1,045,023	1,818,673	2,266,667		224,339	5,354,702

Brian G. Harris	2024	549,827	1,282,275	846,218	(2)	154,114	2,832,434
Executive Vice President and Chief Financial Officer	2023	523,645	649,984	906,667		175,531	2,255,827
	2022	498,709	650,011	816,667		144,310	2,109,697

Seth L. Kaplan	2024	492,315	1,282,275	846,218	(2)	148,882	2,769,690
Senior Vice President, General Counsel and Secretary	2023	473,380	600,006	906,667		169,321	2,149,374
	2022	455,886	599,997	816,667		142,477	2,015,027

(1)	Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual value that will eventually be realized by the NEO at the time the award becomes vested. For additional information regarding the assumptions used in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2024.

(2)	Represents amounts paid under our 2016 Performance Bonus Plan as follows:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Amount paid with respect to the long-term performance period October 1, 2021 through September 30, 2024	$4,860,000	$1,215,000	$486,000	$486,000
Amount paid with respect to the short-term performance period October 1, 2023 through September 30, 2024	$3,602,183	$900,546	$360,218	$360,218
Total	$8,462,183	$2,115,546	$846,218	$846,218

For information regarding determination of the amounts described in this footnote, see “Compensation Discussion and Analysis—Elements of Executive Compensation—2024 Annual Cash Incentive Bonuses,” and “Compensation Discussion and Analysis—Elements of Executive Compensation—2024 Long-Term Cash Incentive Bonuses.”

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(3)	All Other Compensation in fiscal 2024 includes the following benefits paid or provided by the Company:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Life insurance/long-term care insurance policies	$162,578	$44,250	$26,542	$28,534
401(k) Retirement Plan—company contributions	$13,800	$13,800	$13,800	$13,800
Nonqualified Deferred Compensation Plan—company contributions	$66,067	$66,093	$42,178	$39,878
Personal automobile use	$74,016	$40,706	$29,432	$24,992
Supplemental medical benefits	$48,910	$24,528	$24,528	$24,528
Contributions allocated under ESOP	$17,821	$17,173	$17,634	$17,150
Legal fees in connection with amended employment agreement	$40,000	--	--	--
Financial, investment estate planning, tax and insurance consulting fees	--	$16,985	--	--
Total	$423,192	$223,535	$154,114	$148,882
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Grants of Plan-Based Awards-Fiscal 2024

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Date of Action of Compen- sation Commit- tee, if different from Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Ronald J. Kramer			920,000	2,100,000	3,666,667(2)
Chairman and Chief Executive Officer			1,800,000	3,600,000	5,400,000(3)
	3/20/24(4)	3/18/24				13,587	27,173	81,519	3,851,773
	3/20/24(5)	3/18/24				20,380	40,760	122,280	2,559,320

Robert F. Mehmel			230,000	525,000	916,667(2)
President and Chief Operating Officer			450,000	900,000	1,350,000(3)
	3/20/24(4)	3/18/24				6,794	13,587	40,761	1,925,957
	3/20/24(5)	3/18/24				10,190	20,380	61,140	1,279,660

Brian G. Harris			92,000	210,000	366,667(2)
Executive Vice President and Chief Financial Officer			180,000	360,000	540,000(3)
	3/20/24(4)	3/18/24				2,718	5,435	16,305	770,411
	3/20/24(5)	3/18/24				4,076	8,152	24,456	511,864

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary			92,000	210,000	366,667(2)
			180,000	360,000	540,000(3)
	3/20/24(4)	3/18/24				2,718	5,435	16,305	770,411
	3/20/24(5)	3/18/24				4,076	8,152	24,456	511,864

(1)	Dividends on shares underlying a restricted stock award that are declared during the period such award is outstanding and unvested are paid to the executive if and when, and to the extent, that such restricted stock award vests.

(2)	Represents short-term (annual) cash bonus award opportunities under the 2016 Performance Bonus Plan (based on certain EBITDA and working capital performance levels, and based on achievement of certain ESG goals) for the fiscal year ended September 30, 2024.

(3)	Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan (based on the Company’s aggregate Core EPS and free cash flow) for the period commencing October 1, 2023 and ending September 30, 2026. See “Compensation Discussion and Analysis—Performance Criteria” on page 49 for a description of how Core EPS and free cash flow is determined.

(4)	Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 31, 2027 if the total shareholder return (“TSR”) of the Company’s common stock (the “Company TSR”) during the period March 20, 2024 to December 31, 2026 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. This award is subject to earlier vesting at target in the event of death or disability. If the executive is terminated by the Company without cause (or the executive terminates employment for good reason) within 24 months after a change in control of the Company, the award will vest at the greater of target and performance to date. In the event of a termination without cause (or by the executive
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for good reason) other than within 24 months after a change of control, the award is subject to pro rata vesting at the end of the performance period based upon the portion of the performance period that had elapsed as of the date of such termination and the Company TSR achieved during the entire Performance Period.

(5)

Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 31, 2027 if the Company achieves average return on invested capital of 19.5% for the three calendar years 2024, 2025 and 2026 (“Average ROIC”). If Average ROIC is 15.6%, the threshold number of shares will vest, and if Average ROIC is at or above 23.4%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited.

This award is subject to earlier vesting at target in the event of death or disability. If the executive is terminated by the Company without cause (or the executive terminates employment for good reason) within 24 months after a change in control of the Company, the award will vest at the greater of target and performance to date. In the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to pro rata vesting at the end of the performance period based upon the portion of the performance period that had elapsed as of the date of such termination and the Average ROIC achieved during the entire Performance Period.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Ronald J. Kramer	396,000	(1)	27,720,000	(1)
Chairman and Chief Executive Officer	151,382	(2)	10,596,740	(2)
	151,382	(3)	10,596,740	(3)
					34,216	(4)	2,395,120	(4)
					34,216	(5)	2,395,120	(5)
					13,587	(6)	951,090	(6)
					20,380	(7)	1,426,600	(7)

Robert F. Mehmel	132,000	(1)	9,240,000	(1)
President and Chief Operating Officer	75,691	(2)	5,298,370	(2)
	75,691	(3)	5,298,370	(3)
					17,108	(4)	1,197,560	(4)
					17,108	(5)	1,197,560	(5)
					6,794	(6)	475,580	(6)
					10,190	(7)	713,300	(7)

Brian G. Harris	22,562	(8)	1,579,340	(8)
Executive Vice President and Chief Financial Officer	19,339	(9)	1,353,730	(9)
					2,718	(6)	190,260	(6)
					4,076	(7)	285,320	(7)

Seth L. Kaplan	20,826	(8)	1,457,820	(8)
Senior Vice President, General Counsel and Secretary	17,852	(9)	1,249,640	(9)
					2,718	(6)	190,260	(6)
					4,076	(7)	285,320	(7)

(1)	On January 27, 2021, Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January
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27, 2025 if the Company achieves a closing stock price of at least $26.18 on 30 consecutive trading days during the period commencing January 27, 2021 and ending January 27, 2025. However, the number of shares that ultimately vest is subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the period from the grant date to December 31, 2024. Subject to certification by the Compensation Committee, it is expected that the number of shares that will vest will be 110% of the target amount (which amount is reflected in this table).

(2)	On March 10, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 75,691 and 37,846 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 27, 2025 if the Company’s TSR during the period March 10, 2022 to December 31, 2024 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR was at the 25th percentile, the threshold number of shares would vest, and if Company TSR was at or above the 75% percentile, the maximum number of shares would vest; linear interpolation would be used to determine the number of shares that vest if the Company TSR was between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR was below the 25th percentile, the entire grant would be forfeited. It is expected that the Compensation Committee will certify that the Company TSR was above the 75th percentile, and therefore that the maximum number of shares will be deemed to have vested; accordingly, the maximum numbers of shares are reflected in this table.

(3)	On March 10, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 75,691 and 37,846 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 27, 2025 if the Company achieves average return on invested capital of 9.4% for the three calendar years 2022, 2023 and 2024 (“Average ROIC”). If Average ROIC was 7.5%, the threshold number of shares would vest, and if Average ROIC is at or above 11.3%, the maximum number of shares would vest; linear interpolation would be used to determine the number of shares that vest if Average ROIC was between the threshold and target level or between the target and maximum level. If Average ROIC was below the threshold level, the entire grant would be forfeited. It is expected that the Compensation Committee will certify that the Average ROIC was above 11.3%, and therefore that the maximum number of shares will be deemed to have vested; accordingly, the maximum numbers of shares are reflected in this table.

(4)	On November 16, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 34,216 and 17,108 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on November 30, 2025 if the Company’s TSR during the period November 16, 2022 to September 30, 2025 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 17,108 and 8,554 shares, respectively.

(5)	On November 16, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 34,216 and 17,108 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on November 30, 2025 if the Company achieves average return on invested capital of 12.8% for the three fiscal years 2023, 2024 and 2025 (“Average ROIC”). If Average ROIC is 10.24%, the threshold number of shares will vest, and if Average ROIC is at or above 15.36%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 17,108 and 8,554 shares, respectively.

(6)	On March 20, 2024, Messrs. Kramer, Mehmel, Harris and Kaplan were granted awards with target amounts of 27,173, 13,587, 5,435 and 5,435 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 31, 2027 if the Company’s TSR during the period March 20, 2024 to December 31, 2026 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer, Mehmel, Harris and Kaplan, subject to achievement of the threshold performance level, is 13,587, 6,794, 2,718 and 2,718 shares, respectively.

(7)	On March 20, 2024, Messrs. Kramer, Mehmel, Harris and Kaplan were granted awards with target amounts of 40,760, 20,380, 8,152 and 8,152 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 31, 2027 if the Company achieves average return on invested capital of 19.5% for the three calendar years 2024, 2025 and 2026 (“Average ROIC”). If Average ROIC is 15.6%, the threshold number of shares will vest, and if Average ROIC is at or above 23.4%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer, Mehmel, Harris and Kaplan, subject to achievement of the threshold performance level, is 20,380, 10,190, 4,076 and 4,076 shares, respectively.

(8)	On November 15, 2021 Messrs. Harris and Kaplan received awards of 22,562 and 20,826 shares, respectively, of performance-based restricted stock. On November 16, 2022, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards vested on November 30, 2024.
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(9)	On November 16, 2022 Messrs. Harris and Kaplan received awards of 19,339 and 17,852 shares, respectively, of performance-based restricted stock. On November 14, 2023, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2025.

(10)	The value reflected is based upon the closing price per share of the common stock of $70.00 on September 30, 2024.

Option Exercises and Stock Vested in Fiscal 2024

The following table sets forth information with respect to the number of options and shares of restricted stock granted to the named executive officers in previous years that were exercised or vested during the fiscal year ended September 30, 2024, as well as the value of the stock on the exercise or vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald J. Kramer	182,203	10,310,868	(2)
Chairman and Chief Executive Officer	495,000	30,190,050	(3)

Robert F. Mehmel	45,551	2,577,731	(2)
President and Chief Operating Officer	165,000	10,063,350	(3)

Brian G. Harris	18,220	1,031,070	(2)
Executive Vice President and Chief Financial Officer	27,498	1,279,482	(4)

Seth L. Kaplan	18,220	1,031,070	(2)
Senior Vice President, General Counsel and Secretary	25,206	1,172,835	(4)

(1)	Value is based on the closing price of Griffon common stock on the date of vesting.

(2)	Represents the value of 182,203, 45,551, 18,220 and 18,220 shares of restricted stock on the vesting date of December 17, 2023, which was not a trading day. The closing price of Griffon common stock on the most recent trading day prior to December 17, 2023 was $56.59.

(3)	Represents the value of 495,000 shares and 165,000 shares of restricted stock on the vesting date of January 30, 2024; the closing price of Griffon common stock on such date was $60.99.

(4)	Represents the value of 27,498 and 25,206 shares of restricted stock on the vesting date of November 30, 2023; the most recent closing price of Griffon common stock as of such date was $46.53.
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Nonqualified Deferred Compensation Plan in 2024

Under the NDCP, eligible employees of Griffon Corporation, including our NEOs, may defer up to 8% of their cash compensation that is in excess of the statutory contribution limits applicable to our 401(k) Plan, up to a certain limit. We match 50% of a participant’s contributions to the NDCP. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service. All of our NEOs have over three years of service and therefore are fully vested in all matching contributions at all times. Participants are permitted to choose from a variety of investment options for investing their elective deferrals and matching contributions. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites” for additional information.

All of our NEOs participated in the NDCP in 2024.

	Executive Contributions in Fiscal 2024 (1)	Company Contributions in Fiscal 2024 (2)	Aggregate earnings in Fiscal 2024 (3)	Aggregate balance at September 30, 2024 (4)
Ronald J. Kramer	$132,135	$66,067	$197,619	$966,539
Chairman and Chief Executive Officer

Robert F. Mehmel	$132,185	$66,093	$109,966	$787,948
President and Chief Operating Officer

Brian G. Harris	$84,355	$42,178	$59,694	$437,603
Executive Vice President and Chief Financial Officer

Seth L. Kaplan	$79,756	$39,878	$50,016	$408,837
Senior Vice President, General Counsel and Secretary

(1)	These amounts represent contributions made by each NEO and are also reported in the “Salary” column of the Summary Compensation Table.

(2)	These amounts represent Company matching contributions for each NEO and are also reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	These amounts represent earnings on NDCP account balances, including the change in value of the underlying investment options in which the NEO is deemed to be invested. These amounts are not reported in the Summary Compensation Table.

(4)	These amounts represent each NEO’s aggregate balance under the NDCP at September 30, 2024 and include amounts that have been reported in the Summary Compensation Table in prior years.

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “Compensation Discussion and Analysis—Employment Agreements,” we have entered into amended and restated employment agreements with Ronald J. Kramer, our Chief Executive Officer, and Robert F. Mehmel, our President and Chief Operating Officer, and amended ad restated severance agreements with Brian G. Harris, our Executive Vice President and Chief Financial Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain severance payments and other post-termination benefits in the event of employment termination under certain circumstances.

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The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Mehmel, Mr. Harris and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2024 for the reason set forth in each of the columns. As discussed above under the section entitled “Compensation Discussion and Analysis—Tax Implications,” we do not provide any tax gross-ups in connection with the compensation arrangements, including any severance or change in control payments, for our named executive officers.

Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$1,255,085	$2,510,170		$3,765,255
Bonus (2)	—	$9,066,667	$18,133,334		$27,200,001
Pro-Rata Bonus (3)	—	$1,882,628	—		$9,066,667
Accelerated Restricted Stock Vesting (4)	$45,342,290	$45,342,290	$32,427,919	(5)	$45,342,290
Accelerated Dividend Payments (6)	$3,054,825	$3,054,825	$2,359,894		$3,054,825
Value of health benefits provided after termination (7)	—	$93,489	$93,489		$137,465
Modified 280G Cutback (8)	—	—	—		(938,529)
Totals	$48,397,115	$60,694,984	$55,524,806		$87,627,974

(1)	Upon a termination due to disability, Mr. Kramer is entitled to an amount equal to his base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control (a “CIC Termination”), Mr. Kramer is entitled to a payment equal to three times his base salary, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in 12 monthly installments).

(2)	Upon a termination due to disability, Mr. Kramer is entitled to an amount equal to the highest annual bonus plus long-term bonus (“combined bonus”) received by Mr. Kramer in any one year over the three-year period prior to the assumed termination date of September 30, 2023, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times such highest combined bonus, payable in 12 monthly installments. Upon a CIC Termination, Mr. Kramer is entitled to payment equal to three times such highest combined bonus, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in 12 monthly installments). The highest combined bonus received by Mr. Kramer over the three years prior to the year ended September 30, 2024 was $9,066,667.

(3)	Upon a termination due to disability, Mr. Kramer is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 150% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last day of the fiscal year, the bonus reflected above is 150% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause other than within 24 months following a Change in Control; however, such pro-rata bonus would only be payable to the extent that the applicable performance targets were attained and the Compensation Committee did not exercise its negative discretion to reduce such bonus. Accordingly, such bonus is not set forth in the table above. In the event of a CIC Termination, Mr. Kramer is entitled to receive a pro-rata portion of the greater of the actual combined bonus that Mr. Kramer received for the most recently completed fiscal year and Mr. Kramer’s target bonus. Because Mr. Kramer’s combined bonus for the 2023 fiscal year exceeds his target bonus for the 2024 fiscal year, and because the assumed termination date occurs on the last date of the 2024 fiscal year, the
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bonus reflected above is equal to the full amount of Mr. Kramer’s combined bonus for the 2023 fiscal year. Such amount would be paid in a lump sum.

(4)	Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Kramer on January 27, 2021, March 10, 2022, November 16, 2022 and March 20, 2024 will vest at target levels. In the event of a CIC Termination, such performance-based restricted stock awards will vest at target levels, other than the performance-based restricted stock award granted to Mr. Kramer on March 20, 2024, which would vest at a level equal to the greater of (i) the target amount or (ii) actual performance to date. In the table above, target level values are used with respect to the performance-based restricted stock awards granted to Mr. Kramer on March 20, 2024. The values provided above are calculated based on a value of $70.00 per share, the closing price of the Company’s common stock on September 30, 2024.

(5)	No portion of Mr. Kramer’s January 27, 2021, March 10, 2022, November 16, 2022, or March 20, 2024 restricted stock awards will vest upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Kramer’s January 27, 2021 restricted stock award, the performance conditions have been satisfied with respect to 288,000 shares. The January 27, 2021 grant would vest pro rata (based upon the portion of the performance period that has elapsed with respect to such grant multiplied by the number of shares with respect to which the performance conditions have been satisfied for such grant) upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, other than within 24 months after a Change in Control. In addition, upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, both March 10, 2022 performance-based restricted stock awards, both November 16, 2022 performance-based restricted stock awards and both March 20, 2024 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each March 10, 2022 award, each November 16, 2022 award and each March 20, 2024 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2024, the pro-rata portion of shares granted under Mr. Kramer’s January 27, 2021 restricted stock award for which the performance conditions were satisfied is 264,540; and, assuming performance at target levels, the pro rata portions of shares granted under Mr. Kramer’s March 10, 2022 awards, November 16, 2022 awards and March 20, 2024 awards are (in the aggregate) 138,243, 45,122, and 15,351, respectively. The value of these shares is reflected in the table above based on a value of $70.00 per share, the closing price of the Company’s common stock on September 30, 2024.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Kramer and his eligible dependents will be provided health benefits (i) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control or a termination for disability that occurs at any time; and (ii) until December 31 of the second year following termination of employment in the case of a CIC Termination. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Kramer’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kramer) that Mr. Kramer would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kramer would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kramer without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2024, Mr. Kramer would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Kramer to avoid paying the excise tax.
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Robert F. Mehmel

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$835,556	$1,671,111		$2,785,185
Bonus (2)	—	—	$3,332,501		$5,554,168
Pro-Rata Bonus (3)	$1,114,074	$1,114,074	—		$2,266,667
Accelerated Restricted Stock Vesting (4)	$18,471,250	$18,471,250	$11,893,176	(5)	$18,471,250
Accelerated Dividend Payments (6)	$1,188,418	$1,188,418	$831,197		$1,188,418
Value of health benefits provided after termination (7)	—	$68,168	$133,626		$196,482
Modified 280G Cutback (8)	—	—	—		$(950,463)
Totals	$20,773,742	$21,677,466	$17,861,611		$29,511,707

(1)	Upon a termination due to disability, Mr. Mehmel is entitled to an amount equal to nine months of his base salary, payable in nine monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel is entitled to an amount equal to 18 months of his base salary, payable in 18 monthly installments. Upon a CIC Termination, Mr. Mehmel is entitled to a payment equal to two and a half times his base salary, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in in 12 monthly installments).

(2)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel will receive an amount equal to one and a half times the average of the combined bonuses Mr. Mehmel received in the three years prior to his assumed termination date, such amount to be paid in 18 equal monthly installments. Upon a CIC Termination, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times the average of the total amount of such combined bonuses.

(3)	Upon a termination due to death or disability, Mr. Mehmel is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 100% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is 100% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Upon a CIC Termination, Mr. Mehmel is entitled to receive a pro-rata bonus based on the higher of Mr. Mehmel’s target bonus for the year in which such termination occurs or the total combined bonus earned for the preceding fiscal year. Because Mr. Mehmel’s bonus for the 2023 fiscal year exceeds his target bonus for the 2024 fiscal year, and because the assumed termination date occurs on the last date of the 2024 fiscal year, the bonus reflected above is equal to the full amount of Mr. Mehmel’s combined bonus for the 2023 fiscal year. Such amount would be paid in a lump sum.

(4)	Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Mehmel on January 27, 2021, March 10, 2022, November 16, 2022 and March 20, 2024 will vest at target levels. In the event of a CIC Termination, such performance-based restricted stock awards will vest at target levels, other than the performance-based restricted stock awards granted to Mr. Mehmel on March 20, 2024, which would vest at a level equal to the greater of (i) the target amount or (ii) actual performance to date. In the table above, target level values are used with respect to the performance-based restricted stock awards granted to Mr. Mehmel on March 20, 2024. The values provided above are calculated based on a value of $70.00 per share, the closing price of the Company’s common stock on September 30, 2024.

(5)	No portion of Mr. Mehmel’s January 27, 2021, March 10, 2022, November 16, 2022 or March 20, 2024 restricted stock awards will vest upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Mehmel’s January 27, 2021 restricted stock award, the performance conditions have been satisfied with respect to 96,000 shares. The January 27, 2021 grant would vest pro rata (based upon the portion of the performance period that has elapsed with respect to such grant multiplied by the number of shares with respect to which the performance conditions have been satisfied for such grant) upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control. In addition, upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, both March 10, 2022 performance-based restricted stock awards, both November 16, 2022 performance-based restricted stock awards and both March 20, 2024
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performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each March 10, 2022 award, each November 16, 2022 award and each March 20, 2024 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2024, the pro-rata portion of shares granted under Mr. Mehmel’s January 27, 2021 restricted stock award for which the performance conditions were satisfied is 70,545; and, assuming performance at target levels, the pro rata portions of the shares granted under Mr. Mehmel’s March 10, 2022, November 16, 2022 and March 20, 2024 awards are (in the aggregate) 69,122, 22,560 and 7,675, respectively. The value of these shares is reflected in the table above based on a value of $70.00 per share, the closing price of the Company’s common stock on September 30, 2024.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Mehmel, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Mehmel and his eligible dependents will be provided health benefits (i) for nine months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second year following termination of employment in the case of a CIC Termination. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Mehmel’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Mehmel) that Mr. Mehmel would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Mehmel would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Mehmel without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2024, Mr. Mehmel would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Mehmel to avoid paying the excise tax.

Brian G. Harris

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$277,113	$831,339		$1,385,565
Bonus	—	—	831,667	(2)	$2,079,168	(3)
Pro-Rata Bonus (4)	$277,113	$277,113	—		$906,667
Accelerated Restricted Stock Vesting (5)	$951,020	$951,020	$214,901		$3,884,090
Dividend Vesting (6)	$4,076	$4,076	$921		$185,120
Value of health benefits provided after termination (7)	—	$45,752	$133,626		$196,482
Modified 280G Cutback (8)	—	—	—		—
Totals	$1,232,209	$1,555,074	$2,012,454		$8,637,092

(1)	Upon a termination due to disability, Mr. Harris is entitled to an amount equal to six months of his base salary, payable in six monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Harris is entitled to an amount equal to 18 months of his base salary, payable in 18 monthly installments. Upon a CIC Termination, Mr. Harris is entitled to a payment equal to two and a half times his base salary, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in 18 monthly installments).

(2)	Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Harris will receive a payment equal to the average combined bonuses paid to Mr. Harris in the three-year period immediately prior to such termination, to be paid in 12 monthly installments.

(3)	Upon a CIC Termination, Mr. Harris is entitled to a payment equal to two and a half times the average of the combined bonuses paid to Mr. Harris in
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the three-year period immediately prior to such termination, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in 18 monthly installments).

(4)	Upon termination due to death or disability, Mr. Harris is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a CIC Termination, Mr. Harris is entitled to receive a pro-rata bonus based on the greater of Mr. Harris’ target bonus for the year in which such termination occurs or the combined bonus received for the most recently completed fiscal year. Because Mr. Harris’ bonus for the 2023 fiscal year exceeds his target bonus for the 2024 fiscal year, and because the assumed termination date occurs on the last date of the 2024 fiscal year, the bonus reflected above is the full amount of Mr. Harris’ bonus for the 2023 fiscal year. Such amount would be paid in a lump sum.

(5)	Upon a termination due to death or disability, Mr. Harris’ performance-based stock awards granted on November 15, 2021 and November 16, 2022 would be forfeited (unless such termination occurs within 24 months after a Change in Control), and the performance-based restricted stock awards granted to Mr. Harris on March 20, 2024 would vest at target levels. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of the unvested performance-based stock awards granted to Mr. Harris would vest in full, other than the performance-based restricted stock awards granted to Mr. Harris on March 20, 2024, which would vest at a level equal to the greater of (i) the target amount or (ii) actual performance to date. In the table above, target level values are used with respect to the performance-based restricted stock awards granted to Mr. Harris on March 20, 2024. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Harris’ performance-based stock awards granted on November 15, 2021 and November 16, 2022 would be forfeited, and Mr. Harris’ March 20, 2024 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each March 20, 2024 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2024 and performance at target levels, the pro rata portion of shares granted under Mr. Harris’ March 20, 2024 awards is (in the aggregate) 3,070. The value of these shares is reflected in the table above based on a value of $70.00 per share, the closing price of the Company’s common stock on September 30, 2024.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Harris, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Harris and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of CIC Termination. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Harris’ benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Harris) that Mr. Harris would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Harris would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Harris without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2024, Mr. Harris’ benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.
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Seth L. Kaplan

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$247,746	$743,237		$1,238,728
Bonus	—	—	831,667	(2)	$2,079,168	(3)
Pro-Rata Bonus (4)	$247,746	$247,756	—		$906,667
Accelerated Restricted Stock Vesting (5)	$951,020	$951,020	$214,901		$3,658,480
Dividend Vesting (6)	$4,076	$4,076	$921		$171,193
Value of health benefits provided after termination (7)	—	$32,800	$95,798		$140,861
Modified 280G Cutback (8)	—	—	—		—
Totals	$1,202,841	$1,483,387	$1,886,523		$8,195,097

(1)	Upon a termination due to disability, Mr. Kaplan is entitled to an amount equal to six months of his base salary, payable in six monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kaplan is entitled to an amount equal to 18 months of his base salary, payable in 18 monthly installments. Upon a CIC Termination, Mr. Kaplan is entitled to a payment equal to two and a half times his base salary, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in 18 monthly installments).

(2)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Kaplan will receive an amount equal to the average of the combined bonuses paid to Mr. Kaplan in the three-year period immediately prior to such termination, to be paid in 12 monthly installments.

(3)	Upon a CIC Termination, Mr. Kaplan is entitled to a payment equal to two and a half times the average of the combined bonuses paid to Mr. Kaplan in the three-year period immediately prior to such termination, to be paid in a lump sum, other than in the event of certain transactions constituting a Change in Control but not a “change in control event” for purposes of Section 409A of the Code (in which case such payment will be made in 18 monthly installments).

(4)	Upon a termination due to death or disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a CIC Termination, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the combined bonus received for the most recently completed fiscal year. Because Mr. Kaplan’s bonus for the 2023 fiscal year exceeds his target bonus for the 2024 fiscal year, and because the assumed termination date occurs on the last date of the 2024 fiscal year, the bonus reflected above is the full amount of Mr. Kaplan’s bonus for the 2023 fiscal year. Such amount would be paid in a lump sum.

(5)	Upon a termination due to death or disability, Mr. Kaplan’s performance-based stock awards granted on November 15, 2021 and November 16, 2022 would be forfeited (unless such termination occurs within 24 months after a Change in Control), and the performance-based restricted stock awards granted to Mr. Kaplan on March 20, 2024 would vest at target levels. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of the unvested performance-based stock awards granted to Mr. Kaplan would vest in full, other than the performance-based restricted stock awards granted to Mr. Kaplan on March 20, 2024, which would vest at a level equal to the greater of (i) the target amount or (ii) actual performance to date. In the table above, target level values are used with respect to the performance-based restricted stock awards granted to Mr. Kaplan on March 20, 2024. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kaplan’s performance-based stock awards granted on November 15, 2021 and November 16, 2022 would be forfeited, and Mr. Kaplan’s March 20, 2024 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each March 20, 2024 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2024 and performance at target levels, the pro rata portion of shares granted under
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Mr. Kaplan’s March 20, 2024 awards is (in the aggregate) 3,070. The value of these shares is reflected in the table above based on a value of $70.00 per share, the closing price of the Company’s common stock on September 30, 2024.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kaplan, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Kaplan and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a CIC Termination. The amounts set forth above represent the present value of the total estimated cost of providing such health benefits.

(8)	Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kaplan would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2024, Mr. Kaplan’s benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee’s pay and the ratio of our CEO’s pay to the median employee’s pay. Mr. Kramer’s pay for fiscal 2024, as indicated in our 2024 Summary Compensation Table, was $16,545,460, and the fiscal 2024 pay of our median employee, determined in the manner set forth below, was $54,402.84. The ratio of Mr. Kramer’s pay to our median employee’s pay as determined under applicable SEC rules is therefore 304:1.

In selecting the median employee, we used our global employment roster, other than our CEO, as of June 30, 2024. We used annual taxable earnings for calendar year 2023 as our compensation definition, which we gathered from payroll records. For any foreign country in which the latest period for which annual taxable earnings was calculated was not calendar year 2023, we used the most recent annual period. We did not utilize cost-of-living adjustments. We annualized pay for permanent employees who commenced work during 2023. We did not exclude any employees in a foreign country. Our total number of employees as of the determination date was 5,846, with U.S. employees totaling 4,435 and employees in a foreign country totaling 1,411. Approximately 41% of these employees were salaried and approximately 59% of these employees, including the person who was determined to be the median employee, were paid on an hourly basis.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” or “CAP” and certain financial performance of the Company. You should refer to the “Compensation Discussion and Analysis” section in this proxy statement for a description of our pay-for-performance philosophy and how we design our compensation programs to align executive compensation with the Company’s performance.

Pay for Performance Table

The following table shows, for the fiscal years 2024, 2023, 2022 and 2021:

•	the total compensation for our CEO as set forth in the Summary Compensation Table (“SCT”);

•	the CAP for our CEO (as determined under SEC rules);

•	the total compensation for our other NEOs, on an average basis, as set forth in the SCT;
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•	the CAP for our other NEOs, on an average basis (as determined under SEC rules);

•	our total shareholder return, or “TSR”;

•	the TSR of the Peer Group we selected, which is the Dow Jones Diversified Industrials Index;

•	our net income (loss); and

•	Adjusted Earnings Per Share, or “Adjusted EPS” – which is the financial performance measure we selected as being the most important measure for linking compensation for our NEOs to company performance.

					Value of $100 Investment Based on
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid for CEO (2)	Average Summary Compensation Table Total for other NEOs (3)	Average Compensation Actually Paid for other NEOs (4)	TSR (5)	Peer Group TSR (6)	Net Income (loss) $ in millions (7)	Company Selected Measure: Adjusted EPS (8)
2024	16,545,460	53,367,662	4,085,163	9,774,935	431.70	204.57	209.90	5.12
2023	13,109,546	33,349,818	3,068,733	6,436,219	242.24	137.06	77.62	4.54
2022	14,288,968	29,725,481	3,159,809	5,393,548	166.95	99.97	(191.56)	4.07
2021	19,698,397	28,421,393	3,603,355	4,912,235	127.63	136.69	79.21	1.86

(1)	Our CEO was Ronald J. Kramer for each of 2024, 2023, 2022 and 2021.

(2)	The “compensation actually paid” (or “CAP”) to our CEO reflects the following adjustments from Total Compensation as reported in our Summary Compensation Table for the fiscal years 2024, 2023, 2022 and 2021:

Year	2024	2023	2022	2021
CEO
SCT Total Compensation	16,545,460	13,109,546	14,288,968	19,698,397
Less: Stock Award Values Reported in SCT for the Covered Year ($)	(6,411,093)	(2,432,249)	(3,637,347)	(9,601,339)
Plus: Fair Value for Stock Awards Granted in the Year that are Unvested ($)	5,646,444	4,905,206	5,630,653	10,759,835
Change in Fair Value of Outstanding Stock Awards from Prior Years that are Unvested ($)	23,358,229	15,785,875	12,936,636	7,830,900
Plus: Fair Value of Stock Awards Granted and Vested in the Year	—	—	—	—
Change in Fair Value of Stock Awards Granted that Vested in the Year ($)	14,228,622	1,981,440	506,570	—
Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	—	(266,400)
Value of Dividends Paid on Equity Awards not Reflected in Fair Value or Total Compensation ($)	—	—	—	—
Compensation Actually Paid ($)	53,367,662	33,349,818	29,725,481	28,421,393

(3)	Our other NEOs for each of the fiscal years 2024, 2023, 2022 and 2021 were Robert F. Mehmel, our President and Chief Operating Officer; Brian G. Harris, our Executive Vice President and Chief Financial Officer; and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary.

(4)	The average CAP to our other NEOs reflects the following adjustments from Total Compensation as reported in our Summary Compensation Table for the fiscal years 2024, 2023, 2022 and 2021:
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Year	2024	2023	2022	2021
Other NEOs
Average SCT Total Compensation	4,085,163	3,068,733	3,159,809	3,603,355
Less: Average Stock Award Values Reported in SCT for the Covered Year ($)	(1,923,389)	(822,038)	(1,022,894)	(1,595,332)
Plus: Average Fair Value for Stock Awards Granted in the Year that are Unvested ($)	1,693,983	1,339,696	1,399,524	1,774,842
Average Change in Fair Value of Outstanding Stock Awards from Prior Years that are Unvested ($)	4,110,627	2,527,272	1,744,080	1,133,229
Plus: Average Fair Value of Stock Awards Granted and Vested in the Year	—	—	—	—
Average Change in Fair Value of Stock Awards Granted that Vested in the Year ($)	1,808,551	322,556	113,029	25,741
Less: Average Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	—	(29,600)
Value of Dividends Paid on Equity Awards not Reflected in Fair Value or Total Compensation ($)	—	—	—	—
Average Compensation Actually Paid ($)	9,774,935	6,436,219	5,393,548	4,912,235

(5)	For each fiscal year, represents our cumulative TSR for the period beginning October 1, 2020 and ending on September 30 of such year, assuming $100 invested in Griffon common stock on October 1, 2020 and reinvestment of all dividends.

(6)	For purposes of this analysis, our peer group TSR is calculated using the Dow Jones Diversified Industrials Index.

(7)	Reflects “Net Income (Loss)” as reported in our Consolidated Income Statements included in our Annual Report on Form 10-K for each of the fiscal years ended September 30, 2024, 2023, 2022 and 2021.

(8)	Company selected measure is Adjusted EPS. For a reconciliation of income (loss) from continuing operations to Adjusted EPS for each of fiscal years 2024, 2023, 2022 and 2021, see Appendix A.
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Relationship between Pay and Performance.

CAP, as determined under SEC rules, reflects adjustments to values ascribed to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals relating to our restricted stock grants. For the period fiscal 2021 to fiscal 2024, our TSR has substantially outperformed our Peer Group TSR. For a discussion of how our Compensation Committee assessed our performance and the pay of our named executive officers for each of these years, see the “Compensation Discussion and Analysis” section in this proxy statement and in our 2023, 2022 and 2021 proxy statements.

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The above charts show CAP for our NEOs compared to both Net Income and Adjusted Net Income. Our Net Income declined significantly in 2022 due to a non-cash impairment charge that significantly and adversely impacted our Net Income. We believe that Adjusted Net Income, which omits the impact of this impairment charge, reflects a more appropriate comparison against compensation for our NEOs.

Most Important Financial Performance Metrics.

Listed below are the financial performance measures which, in our view, represent the most important financial performance measures we used to link compensation actually paid to our named executive officers for 2024 to company performance:

•	Adjusted Earnings Per Share

•	EBITDA

•	Working Capital

•	Return on Invested Capital

•	Relative Total Shareholder Return
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Directors’ Compensation

Directors who are not our employees receive a base annual retainer fee of $70,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. Our lead independent director receives an additional fee of $30,000 per annum. The chair of each of our audit, compensation, finance, and nominating and corporate governance committees receives an additional fee per annum of $20,000, $17,500, $15,000 and $15,000, respectively. All of these fees are paid to our non-employee directors in cash. Directors who are employees are not eligible to receive director fees.

At the time of the annual meeting of stockholders each year, each non-employee director receives a grant of restricted shares of our common stock with a value of $110,000. If a director is elected to the Board at any time other than at the annual meeting of stockholders, that director receives a pro-rated grant. These restricted shares vest in full after one year.

Our directors are subject to our stock ownership guidelines, which are described above. Each director is expected to acquire, within four years of joining the Board, shares of Griffon’s common stock equal in value to four times the base annual retainer fee. Each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified four year period.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2024.

Fiscal 2024 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)(3)
Henry A. Alpert	80,500	109,998	190,498
Jerome L. Coben	118,000	109,998	227,998
Travis W. Cocke (1)	4,500	--	4,500
H. C. Charles Diao	79,000	109,998	188,998
Louis J. Grabowsky	112,500	109,998	222,498
Lacy M. Johnson	103,000	109,998	212,998
General Victor E. Renuart	79,000	109,998	188,998
James W. Sight	92,500	109,998	202,498
Samanta Hegedus Stewart	88,000	109,998	197,998
Kevin F. Sullivan	109,000	109,998	218,998
Michelle L. Taylor	92,500	109,998	202,498
Cheryl L. Turnbull	104,000	109,998	213,998

(1)	Mr. Cocke resigned from the Board on February 20, 2024.

(2)	Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2024.

As of September 30, 2024, each of Messrs. Alpert, Coben, Diao, Grabowsky, Johnson, Renuart, Sight and Sullivan, and Ms. Stewart, Ms. Taylor and Ms. Turnbull, had 1,525 shares of restricted stock outstanding. Mr. Cocke did not have any restricted shares outstanding as of such date.

(3)	We maintain a healthcare consulting service for our U.S. employees and offer our non-employee directors the opportunity to participate in this service at our cost. The total allocated cost in fiscal 2024 for each such individual for the foregoing services is less than $3,000 per year and is not reflected in this chart.
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PROPOSAL 4 – ADVISORY VOTE REGARDING EXECUTIVE
COMPENSATION

Summary

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view regarding compensation to our named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our named executive officers.

We currently conduct an advisory vote on the compensation of our named executives annually and the next such stockholder advisory vote after our 2025 Annual Meeting will take place at our 2026 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
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AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended September 30, 2024.

The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Fees of Independent Registered Public Accounting Firm” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee Louis J. Grabowsky (Chairman) James W. Sight Kevin F. Sullivan Michelle L. Taylor
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PROPOSAL 5 – RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Summary

We are asking the stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Although the Company is not required to submit this matter to its stockholders for approval, the Board of Directors believes that its stockholders should have the opportunity to express their view regarding the appointment of the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2025.

Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if desired and will be available to answer appropriate questions from stockholders.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed by Grant Thornton LLP for services rendered in respect of fiscal 2024 and fiscal 2023 are set forth below:

Type of Fee	Fiscal 2024	Fiscal 2023
Audit Fees	$3,697,694	$3,484,592
Audit-Related Fees	$687,400	$719,950
Tax Fees	—	—
All Other Fees	—	—

The audit-related fees set forth above for fiscal 2024 and fiscal 2023 relate primarily to stand-alone audits for our Home and Building Products segment and our Consumer and Professional Products segment.

Our Audit Committee has determined that the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with this statement of principles, all non-prohibited services to be provided by the independent registered public accounting firm are to be approved by the Audit Committee in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

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The ratification of the independent registered public accounting firm is considered a “routine” matter as to which, under applicable NYSE rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting (so-called “broker non-votes”). Accordingly, at our meeting, these shares will be counted as voted by the brokerage firm with respect to this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $50,000 in which we or any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities, or any of their immediate family members, participates or otherwise has a certain level of affiliation or interest. The policy also sets forth certain processes and procedures for the Company to monitor and identify related party transactions. The Audit Committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Executive Officer is responsible for evaluating and authorizing any transaction with a value between $50,000 and $120,000, unless the Chief Executive Officer is a related person with respect to the transaction under review, in which case the Audit Committee shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the Audit Committee or the Chief Executive Officer under this policy include the following:

•	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

•	the price or other consideration involved

•	the benefits to us

•	the availability of other sources for the product or service that is the subject of the transaction

•	the timing of the transaction

•	the potential impact of the transaction on a director’s independence

•	any other factors deemed relevant

Travis W. Cocke, who served as a director on Griffon’s Board of Directors from January 9, 2023 to February 20, 2024, is the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC (“Voss”). On February 20, 2024, Griffon entered into a stock purchase and cooperation agreement (the “Stock Purchase and Cooperation Agreement”) to repurchase, and repurchased, 1,500,000 shares of its common stock from a group of funds affiliated with Voss Capital, LLC (the “Voss Share Repurchase”). The purchase price per share was $65.50, for an aggregate purchase price of $98,250,000, and represented a 3.7% discount from $68.04, the price of a share of Griffon’s common stock at the close of trading on February 16, 2024. In accordance with our related party transaction policy, the Audit Committee approved the Voss Share Repurchase.

Pursuant to the Stock Purchase and Cooperation Agreement, Mr. Cocke resigned as a member of the Board, effective on February 20, 2024, and Voss agreed to abide by certain customary standstill restrictions and a mutual non-disparagement provision, which are effective until February 20, 2026. The Agreement also grants the Company a right of first offer on any proposed sale by Voss of a block of 100,000 or more shares of Common Stock prior to February 20, 2026. The Agreement contains customary representations, warranties and covenants of the parties. A summary of the Stock Purchase and Cooperation Agreement is included in a Current Report on Form 8-K filed with the SEC on February 20, 2024, with the full Stock Purchase and Cooperation Agreement filed as an exhibit to the February 20, 2024 Form 8-K. Griffon and Voss were previously party to a Cooperation Agreement dated January 8, 2023, a summary of which is included in a Current Report on Form 8-K filed with SEC on January 9, 2023; the full Cooperation Agreement is filed as an exhibit to the January 8, 2023 Form 8-K.

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FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2024 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based upon a review of such forms filed electronically with the SEC and written representations that no Form 5s were required, the Company believes that all Section 16(a) filing requirements were timely complied with during the fiscal year ended September 30, 2024. However, Griffon recently discovered that Victor Eugene Renuart inadvertently failed to file Form 4s on a timely basis to report the sales of an aggregate of 12,630 shares, which sales took place on six separate dates in 2019, 2021 and 2022. A Form 4 was filed on November 29, 2024 to report these sales.

MISCELLANEOUS INFORMATION

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $25,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or other means. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Griffon stock, your broker, bank or other nominee may deliver only one copy of the Notice of Internet Availability of Proxy Materials (and this Proxy Statement and our 2024 Annual Report, if you have elected to receive paper copies) to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials (and of this Proxy Statement and our 2024 Annual Report, if applicable) to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit

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this request in writing to EQ Document Solutions, c/o DFX Logistics, 1 United Lane, Teterboro, NJ 07608, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

Deadline for Submission of Stockholder Proposals for the 2026 Annual Meeting

Proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than September [ ], 2025 to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 75 days and not more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received prior to November 26, 2025 or after December 26, 2025, the notice will be considered untimely and we will not be required to present such proposal at the 2025 Annual Meeting. If the Board of Directors chooses to present a proposal submitted prior to November 26, 2025 or after December 26, 2025 at the 2026 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2026 Annual Meeting may exercise discretionary voting power with respect to such proposal.

In addition to satisfying the foregoing requirements pursuant to our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 10, 2026.

We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffon.com.

By Order of the Board of Directors SETH L. KAPLAN Senior Vice President, General Counsel and Secretary

Dated: January [ ], 2025

New York, New York

97

Appendix A

Griffon Corporation and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations to Adjusted Income from Continuing Operations

(in thousands)

	For the Years Ended September 30,
	2024	2023	2022	2021	2020
	(in thousands)

Income (loss) from continuing operations	$209,897	$77,617	$(287,715)	$70,302	$41,444
Adjusting items:
Restructuring charges	41,309	92,468	16,782	21,418	13,669
(Gain) loss on sale of buildings	61	(12,655)	-	-	-
Debt extinguishment, net	1,700	437	4,529	-	7,925
Acquisition costs	441	-	9,303	-	2,960
Strategic review - retention and other	10,594	20,225	9,683	-	-
Special dividend ESOP charges	-	15,494	10,538	-	-
Proxy expenses	-	2,685	6,952	-	-
Acquisition contingent consideration	-	-	-	-	(1,733)
Fair value step-up of acquired inventory sold	491	-	5,401	-	-
Goodwill and intangible asset impairments	-	109,200	517,027	-	-
Tax impact of normalized items(1)	(13,832)	(57,925)	(76,627)	(5,287)	(5,584)
Discrete and other certain tax provisions	3,586	175	3,913	3,245	966
Adjusted income from continuing operations	$254,247	$247,721	$219,786	$89,678	$59,647

(1)	Tax impact for the above reconciling adjustments from GAAP to non-GAAP Income from continuing operations and the related EPS is determined by comparing the Company’s tax provision, including the reconciling adjustments, to the tax provision excluding such adjustments.

Griffon Corporation and Subsidiaries

Reconciliation of Earnings (loss) per Share from Continuing Operations to Adjusted Earnings per Share from Continuing Operations

	2024	2023	2022	2021	2020
Earnings (loss) per common share from continuing operations	$4.23	$1.42	$(5.57)	$1.32	$0.92

Adjusting items, net of tax:
Anti-dilutive share impact(2)	-	-	0.24	-	-
Restructuring charges	0.62	1.26	0.23	0.30	0.23
(Gain) loss on sale of buildings	-	(0.18)	-	-	-
Debt extinguishment, net	0.03	0.01	0.06	-	0.14
Acquisition costs	0.01	-	0.15	-	0.05
Strategic review - retention and other	0.16	0.28	0.13	-	-
Special dividend ESOP charges	-	0.22	0.15	-	-
Proxy expenses	-	0.04	0.10	-	-
Acquisition contingent consideration	-	-	-	-	(0.03)
Fair value step-up of acquired inventory sold	0.01	-	0.07	-	-
Goodwill and intangible asset impairments	-	1.49	8.43	-	-
Discrete and certain other tax provisions	0.07	-	0.07	0.06	0.02

Adjusted earnings per share from continuing operations or Core EPS	$5.12	$4.54	$4.07	$1.68	$1.33

Weighted-average shares outstanding	49,668	54,612	53,966	53,369	45,015

Note: Due to rounding, the sum of earnings per share and adjusting items, net of tax, may not equal adjusted earnings per common share.

(2)	In fiscal 2022, loss from continuing operations is calculated using basic shares on the face of the income statement. Per share impact of using diluted shares represents the impact of converting from the basic shares used in calculating earnings per share from the loss from continuing operations to the diluted shares used in calculating earnings per share from the adjusted income from continuing operations.

Griffon Corporation and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow

(in thousands)

	2024	2023	2022	2021	2020

Net cash provided by operating activities - continuing operations	$380,042	$431,765	$59,240	$69,808	$106,888
Acquistion of property, plant and equipment	(68,399)	(63,604)	(42,488)	(36,951)	(41,168)
Proceeds from the sale of property, plant and equipment	14,479	20,961	90	237	352
Free cash flow	$326,122	$389,122	$16,842	$33,094	$66,072
A-1

GRIFFON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP to NON-GAAP MEASURES - CONTINUING OPERATIONS

ADJUSTED EBITDA - BY REPORTABLE SEGMENT (Unaudited)

(US dollars in thousands, except per share data)	For the Years Ended September 30,
	2024	2023	2022	2021	2020
REVENUE
Home and Building Products	$1,588,625	$1,588,506	$1,506,882	$1,041,108	$927,313
Consumer and Professional Products	1,034,895	1,096,678	1,341,606	1,229,518	1,139,233
Total	$2,623,520	$2,685,184	$2,848,488	$2,270,626	$2,066,546

ADJUSTED EBITDA[1]
Home and Building Products	$501,001	$510,876	$412,738	$181,015	$153,631
Consumer and Professional Products	72,632	50,343	99,308	115,673	104,053
Total Segments	573,633	561,219	512,046	296,688	257,684
Unallocated amounts[2]	(60,031)	(55,887)	(53,888)	(50,278)	(49,487)
Adjusted EBITDA	513,602	505,332	458,158	246,410	208,197
Net interest expense	(101,652)	(99,351)	(84,164)	(62,735)	(65,795)
Depreciation and amortization	(60,704)	(65,445)	(64,658)	(52,302)	(52,100)
Gain (loss) on sale of buildings	(61)	12,655	-	-	-
Goodwill and intangible asset impairments	-	(109,200)	(517,027)	-	-
Debt Extinguishment, net	(1,700)	(437)	(4,529)	-	(7,925)
Restructuring charges	(41,309)	(92,468)	(16,782)	(21,418)	(13,669)
Acquisition costs	(441)	-	(9,303)	-	(2,960)
Proxy expenses	-	(2,685)	(6,952)	-	-
Special dividend ESOP charges	-	(15,494)	(10,538)	-	-
Strategic review - retention and other	(10,594)	(20,225)	(9,683)	-	-
Fair value step-up of acquired inventory sold	(491)	-	(5,401)	-	-
Acquisition contingent consideration	-	-	-	-	1,733
Income (loss) before taxes from continuing operations	$296,650	$112,682	$(270,879)	$109,955	$67,481

1.	Griffon defines Adjusted EBITDA as operating results before interest income and expense, income taxes, depreciation and amortization, restructuring charges, debt extinguishment, net and acquisition related expenses, as well as other items that may affect comparability, as applicable.

2.	Primarily corporate overhead
A-2

GRIFFON CORPORATION AND SUBSIDIARIES

Net Debt to Adjusted EBITDA - Per Debt Compliance (unaudited)

	September 30,
	2024		2023
(in thousands)
Cash and equivalents	$114,438		$102,889
Notes payables and current portion of long-term debt	8,155		9,625
Long-term debt, net of current maturities	1,515,897		1,459,904
Debt discount/premium and issuance costs	15,633		20,283
Total gross debt	1,539,685		1,489,812
Debt, net of cash and equivalents	$1,425,247		$1,386,923
Adjusted EBITDA	$513,602		$505,332
Special dividend ESOP charges	-		(15,494)
Stock and ESOP-based compensation	26,838		41,112
Adjusted EBITDA, per debt compliance	$540,440		$530,950
Net debt to EBITDA (Leverage ratio)[1]	2.6	x	2.6	x

1.	Net debt to Adjusted EBITDA (Leverage ratio), a non-GAAP measure, is a key financial measure that is used by management to assess the borrowing capacity of the Company. The Company has defined its net debt to EBITDA leverage ratio as net debt (total principal debt outstanding net of cash and equivalents) divided by the sum of adjusted EBITDA and stock-based compensation expense; this definition is consistent with how this ratio is defined in the Compay’s credit agreement. The above table provides a calculation of the Company’s net debt to EBITDA leverage ratio as of September 30, 2024 and September 30, 2023.
A-3

Appendix B

The following is the proposed restatement of the first paragraph of Article FIFTH of our Amended and Restated Certificate of Incorporation as described in Proposal Two, marked to show changes from the first paragraph of Article FIFTH as it exists in our current Amended and Restated Certificate of Incorporation (bold and underline show additions; bold and strikeout show deletions).

***

FIFTH: The number of directors of the corporation shall be not less than nine (9) ~~twelve (12)~~ nor more than eleven (11) ~~fourteen (14)~~ and the number to be chosen within such limits shall be determined in the manner prescribed by the by-laws of this corporation. No director need be a stockholder of the corporation. Any director may be removed from office with cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

B-1

Appendix C

The following is the proposed restatement of Article FOURTEENTH of our Amended and Restated Certificate of Incorporation as described in Proposal Three, marked to show changes from Article FOURTEENTH as it exists in our current Amended and Restated Certificate of Incorporation (bold and underline show additions; bold and strikeout show deletions).

***

FOURTEENTH: No person who is or was at any time a director or an officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or an officer; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article Fourteenth shall not eliminate or limit the liability (i) of a director ~~(i)~~ or an officer for breach of the director’s or the officer’s duty of loyalty to the corporation or its stockholders, (ii) of a director or an officer for any act or omission by the director or the officer which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the Delaware Law, (iv) of a director or an officer for any transaction from which the director or the officer derived an improper personal benefit ~~or (v)~~, (v) of any officer in any action by or in the right of the corporation, or (vi) of any director for any act or omission occurring prior to ~~the date of the Liability Amendment becomes effective~~February 27, 1987 and of any officer for any act or omission occurring prior to March 11, 2025. If the Delaware Law is subsequently amended to further eliminate or limit the liability of a director or an officer, then a director or an officer of the corporation, in addition to the circumstances in which a director or an officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware Law. No amendment or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director or any officer of the corporation for or with respect to any act or omission of such director or such officer occurring prior to such amendment or repeal.

C-1

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

March 11, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

21103003003030000000 0	031125
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR all of the following nominees:

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Henry A. Alpert
¡  Jerome L. Coben
¡  H. C. Charles Diao
¡  Louis J. Grabowsky
¡  Lacy M. Johnson
¡  Ronald J. Kramer
¡  James W. Sight
¡  Samanta Hegedus Stewart
¡  Kevin F. Sullivan
¡  Michelle L. Taylor
¡ Cheryl L. Turnbull

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends you vote FOR proposals 2, 3 , 4 and 5.
		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to Griffon’s Certificate of Incorporation to reduce the size of the Board to a range of nine to eleven directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of an amendment to Griffon’s Certificate of Incorporation to provide for the exculpation of certain of Griffon’s officers from breaches of fiduciary duty to the extent permitted by the Delaware General Corporation Law.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025.	☐	☐	☐

6.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

March 11, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21103003003030000000 0	031125

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR all of the following nominees:

1. ELECTION OF THE FOLLOWING NOMINEES:
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Henry A. Alpert
¡  Jerome L. Coben
¡  H. C. Charles Diao
¡  Louis J. Grabowsky
¡  Lacy M. Johnson
¡  Ronald J. Kramer
¡  James W. Sight
¡  Samanta Hegedus Stewart
¡  Kevin F. Sullivan
¡  Michelle L. Taylor
¡ Cheryl L. Turnbull

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to Griffon’s Certificate of Incorporation to reduce the size of the Board to a range of nine to eleven directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of an amendment to Griffon’s Certificate of Incorporation to provide for the exculpation of certain of Griffon’s officers from breaches of fiduciary duty to the extent permitted by the Delaware General Corporation Law.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025.	☐	☐	☐

6.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GRIFFON CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
March 11, 2025

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints RONALD J. KRAMER and SETH L. KAPLAN, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on March 11, 2025 and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side.)

1.1	14475

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

GRIFFON CORPORATION

To Be Held On:

March 11, 2025

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to security holders are available at: http://www.astproxyportal.com/ast/03170.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before February 25, 2025.

Please visit http://www.astproxyportal.com/ast/03170, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) E-MAIL: help@equiniti.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. The Annual Meeting will be held at the offices of Dechert LLP, 1095 Avenue of Americas, New York, NY 10036, on Tuesday, March 11, 2025 at 10:00 a.m. You may obtain directions to the meeting by accessing the following website: http://www.dechert.com/new_york/.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends you vote FOR all of the following nominees:		The Board of Directors recommends you vote FOR proposals 2, 3 , 4 and 5.
1. ELECTION OF THE FOLLOWING NOMINEES:		2.	Approval of an amendment to Griffon’s Certificate of Incorporation to reduce the size of the Board to a range of nine to eleven directors.

NOMINEES:	Henry A. Alpert Jerome L. Coben H. C. Charles Diao Louis J. Grabowsky Lacy M. Johnson Ronald J. Kramer James W. Sight Samanta Hegedus Stewart Kevin F. Sullivan Michelle L. Taylor Cheryl L. Turnbull	3.	Approval of an amendment to Griffon’s Certificate of Incorporation to provide for the exculpation of certain of Griffon’s officers from breaches of fiduciary duty to the extent permitted by the Delaware General Corporation Law.
		4.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
		5.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2025.
		6.	Upon such other business as may properly come before the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.